As filed with the Securities and Exchange Commission on October 31, 1997

                                                              File No. 811-9130
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM N-1A

                          REGISTRATION STATEMENT UNDER
                       THE INVESTMENT COMPANY ACT OF 1940

                                 Amendment No. 8

            --------------------------------------------------------
                             SCHRODER CAPITAL FUNDS
             (Exact Name of Registrant as Specified in its Charter)

                   Two Portland Square, Portland, Maine 04101
                     (Address of Principal Executive Office)

        Registrant's Telephone Number, including Area Code: 207-879-1900
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                           Catherine S. Wooledge, Esq.
                         Forum Financial Services, Inc.
                               Two Portland Square
                              Portland, Maine 04101
                     (Name and Address of Agent for Service)

                                   Copies to:

                            Timothy W. Diggins, Esq.
                                  Ropes & Gray
                             One International Place
                              Boston, MA 02110-2624

                               Alexandra Poe, Esq.
                 Schroder Capital Management International Inc.
                         787 seventh Avenue, 34th Floor
                            New York, New York 10019
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


                                EXPLANATORY NOTE


This Registration Statement is being filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended.



THIS REGISTRATION STATEMENT IS INTENDED TO SUPPLEMENT THE PREVIOUSLY FILED REGISTRATION STATEMENT OF SCHRODER CAPITAL FUNDS AND DOES NOT EFFECT THE PREVIOUSLY FILED PART A AND PART B FOR INTERNATIONAL EQUITY FUND, SCHRODER EMERGING MARKETS FUND INSTITUTIONAL PORTFOLIO, SCHRODER INTERNATIONAL SMALLER COMPANIES PORTFOLIO, SCHRODER GLOBAL GROWTH PORTFOLIO AND SCHRODER U.S. SMALLER COMPANIES PORTFOLIO.

                                     PART A
                         (PRIVATE PLACEMENT MEMORANDUM)

                             SCHRODER CAPITAL FUNDS
                                    --------

                           SCHRODER EM CORE PORTFOLIO

                                OCTOBER 31, 1997

                                  INTRODUCTION

Schroder Capital Funds (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"). The Trust is authorized to offer beneficial interests ("Interests") in separate series, each with a distinct investment objective and policies (each, a "portfolio" and collectively, the "portfolios"). The Trust currently offers six portfolios: Schroder EM Core Portfolio (the "Portfolio"), International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio, Schroder Global Growth Portfolio, Schroder International Smaller Companies Portfolio, and Schroder U.S. Smaller Companies Portfolio. Additional portfolios may be added in the future. This Part A relates solely to the Portfolio. Schroder Capital Management International Inc. ("SCMI") is the Portfolio's investment adviser.

Interests are offered on a no-load basis exclusively to various qualified investors (including other investment companies) as described under "General Description of Registrant". Interests of the Trust are not offered publicly and, accordingly, are not registered under the Securities Act of 1933 (the "1933 Act").

                       GENERAL DESCRIPTION OF REGISTRANT.

The Trust was organized as a business trust under the laws of the State of Delaware on September 7, 1995 under a Trust Instrument dated September 6, 1995. The Trust has an unlimited number of authorized Interests. The assets of the Portfolio, and of any other portfolios now existing or created in the future, belong only the Portfolio or that other portfolio, as the case may be. The assets belonging to a portfolio are charged with the liabilities of and all expenses, costs, charges and reserves attributable to that portfolio. The Portfolio is classified as "non-diversified" under the 1940 Act and commenced operations on or about October 31, 1997.

Interests in the Portfolio are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by certain qualified investors (generally excluding S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships).
Investors may be organized within or outside the U.S. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

INVESTMENT OBJECTIVE

The Portfolio's investment objective is to seek long-term capital appreciation. It seeks to achieve this objective through investment in equity securities of issuers domiciled or doing business in emerging market countries in regions such as Southeast Asia, Latin America, and Eastern and Southern Europe. Current income is incidental to the Portfolio's objective. There can be no assurance that the Portfolio will achieve its investment objective.

INVESTMENT POLICIES

The Portfolio's investment objective and fundamental investment policies may not be changed without approval of the holders of a majority of the Portfolio's outstanding voting Interests (defined in the same manner as the phrase "vote of a majority of the outstanding voting securities" is defined in the 1940 Act). Unless otherwise indicated, all other investment policies are not fundamental and may be changed by the Trust's Board of Trustees (the "Board") without prior investor approval. The following specific policies and limitations are considered at the time of any purchase. Additional investment techniques, risks and restrictions concerning the Portfolio's investments are described below and under "Risks Considerations" and "Investment Restrictions" in Part A and in Part B.

Under normal market conditions, the Portfolio invests at least 65% of its total assets in emerging market equity securities, including common stocks, preferred stocks, convertible preferred stocks, stock rights and warrants, and convertible debt securities. (Investments in stock rights and warrants are not considered for purposes of determining compliance with this policy.) The Portfolio may invest up to 35% of its total assets in high-risk debt securities that are unrated or rated below investment grade. (See "Debt Securities" and "Risk Considerations -- Debt Securities".) Under certain circumstances, the Portfolio may invest indirectly in emerging market securities by investing in other investment companies or vehicles. (See "Investment in Other Investment Companies or Vehicles".)

In recent years, many emerging market countries have begun programs of economic reform: removing import tariffs, dismantling trade barriers, deregulating foreign investment, privatizing state owned industries, permitting the value of their currencies to float against the dollar and other major currencies, and generally reducing the level of state intervention in industry and commerce. Important intra-regional economic integration also holds the promise of greater trade and growth. At the same time, significant progress has been made in restructuring the heavy external debt burden that certain emerging market countries accumulated during the 1970s and 1980s. While there is no assurance that these trends will continue, the Portfolio's investment adviser will seek out attractive investment opportunities in these countries. The Portfolio may acquire emerging market securities that are not denominated in emerging market currency.

"Emerging market" countries are all those not included in the Morgan Stanley Capital International World Index ("MSCI World") of major world economies. If, however, the investment adviser determines that the economy of an MSCI World - listed country is an emerging market economy, the investment adviser may include such country in the emerging market category. The following countries currently are excluded from the Portfolio's emerging market category: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States of America. The Portfolio does not necessarily seek to diversify investments on a geographic basis and may invest more than 25% of its total assets in issuers located in any one country. (See "Risk Considerations -- Geographic Concentration".)

An issuer of a security will be considered to be domiciled or doing business in an emerging market when: (1) it is organized under the laws of an emerging market country; (2) its primary securities trading market is in an emerging market country; (3) in the judgment of the investment adviser, at least 50% of the issuer's revenues or profits are derived from goods produced or sold, investments made, or services performed in emerging market countries; or (4) it has at least 50% of its assets situated in emerging market countries. The Portfolio's investment adviser may consider investment companies to be located in the country or countries in which they primarily invest.

COMMON AND PREFERRED STOCK, CONVERTIBLE PREFERRED STOCK AND WARRANTS. The Portfolio's investments include common or preferred stock of established emerging market companies that are listed on recognized securities exchanges or traded in other established markets. However, the Portfolio may make limited investment in convertible preferred stock, warrants and stock rights.

Common stockholders are the owners of the company issuing the stock and, accordingly, vote on various corporate governance matters such as mergers. They are not creditors of the company but rather, upon liquidation of the company, would be entitled to their pro rata share of the company's assets after
creditors   (including   fixed-income

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

security holders) and any preferred stockholders are paid. Preferred stock is a class of stock having a preference over common stock as to dividends and, generally, as to the recovery of investment. A preferred stockholder is also a shareholder and not a creditor of the company. Emerging market equity securities may be traded in the over-the counter market or on a securities exchange, but such securities are not traded every day or in the volume typical of securities traded on a major U.S. national securities exchange. As a result, disposition by the Portfolio of a security to meet withdrawals by interestholders may require the Portfolio to sell these securities at a discount from market prices, to sell during periods when disposition is not desirable, or to make many small sales over a lengthy period of time. The market value of all securities, including equity securities, is based upon the market's perception of value and not necessarily the "book value" of an issuer or other objective measure of a company's worth.

Convertible preferred stock generally may be converted at a stated price within a specific amount of time into a specified number of shares of common stock. A convertible security entitles the holder to receive the dividend paid on preferred stock until the convertible security is converted or exchanged. Before conversion, convertible securities have characteristics similar to non-convertible debt securities in that they ordinarily provide a stream of income with generally higher yields than those of common stocks of the same or similar issuers. These securities are usually senior to common stock in a company's capital structure but usually are subordinated to non-convertible debt securities. In general, the value of a convertible security is a function of its investment value as a fixed-income security and the value of the underlying stock into which it will convert. As a fixed-income security, the value of a convertible security generally increases when interest rates decline and generally decreases when interest rates rise.

The Portfolio also may invest in warrants. Warrants are options to purchase an equity security at a specified price (usually representing a premium over the applicable market value of the underlying equity security at the time of the warrant's issuance) and usually during a specified period of time.

AMERICAN DEPOSITARY RECEIPTS ("ADRS"). Due to the absence of established securities markets in certain emerging market countries and restrictions in certain countries on direct investment by foreign entities, the Portfolio may invest in certain emerging market issuers through the purchase of sponsored and unsponsored American Depositary Receipts or other similar securities, such as American Depositary Shares, Global Depositary Shares or International Depositary Receipts. ADRs are receipts typically issued by U.S. banks evidencing ownership of the underlying securities into which they are convertible. These securities may or may not be denominated in the same currency as the underlying securities. Unsponsored ADRs may be created without the participation of the foreign issuer. Holders of unsponsored ADRs generally bear all the costs of the ADR facility, whereas foreign issuers typically bear certain costs in a sponsored ADR. The bank or trust company depository of an unsponsored ADR may be under no obligation to distribute shareholder communications received from the foreign issuer or to pass through voting rights.

DEBT SECURITIES. The Portfolio may seek capital appreciation through investment in emerging market convertible or non-convertible debt securities. Capital appreciation in debt securities may arise as a result of a favorable change in relative foreign exchange rates, in relative interest-rate levels, or in the creditworthiness of issuers. The receipt of income from such debt securities is incidental to the Portfolio's objective of long-term capital appreciation. Such income can be used, however, to offset the operating expenses of the Portfolio. The Portfolio also may invest to a certain extent in debt securities in order to participate in debt-to-equity conversion programs incident to corporate reorganizations.

The Portfolio may invest in debt securities issued or guaranteed by emerging market governments (including countries, provinces and municipalities) or their agencies and instrumentalities ("governmental entities"); debt securities issued or guaranteed by international organizations designated or supported by multiple foreign governmental entities (which are not obligations of foreign governments) to promote economic reconstruction or development; and debt securities issued by corporations or financial institutions.

The Portfolio may invest up to 35% of its total assets in non-convertible investment-grade emerging market debt securities, including debt securities that are unrated or are rated below investment grade (below "Baa" by Moody's or "BBB" by S&P). (For a further description of S&P's and Moody's securities ratings, see the Appendix to Part B.) Investors should note that even debt securities rated "Baa" by Moody's are considered to have speculative characteristics. Below investment-grade securities (and unrated securities of comparable quality) ("high yield/high risk securities") are predominantly speculative with respect to the capacity to pay interest and repay principal and generally involve a greater volatility of price than securities in higher rating categories. These securities are commonly referred to as "junk" bonds. The risks associated with high yield/high risk securities are generally greater than those associated with higher-rated securities. The Portfolio is not obligated to dispose of securities due to rating changes by the rating agencies. The Portfolio is not authorized to purchase debt securities that are in default, except for sovereign debt (discussed above) in which the Portfolio may invest no more than 5% of its total assets while such sovereign debt securities are in default.

In purchasing high yield/high risk securities, the Portfolio relies on SCMI's judgment, analysis and experience in evaluating the creditworthiness of an issuer of such securities. Nonetheless, investors should review the investment objective and policies of the Portfolio and consider their ability to assume the investment risks involved before making an investment.

BRADY BONDS. The Portfolio may invest a portion of its assets in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructuring (under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady). Brady Bonds have been issued only recently and, therefore, do not have a long payment history. Brady Bonds may have collateralized and uncollateralized components, are issued in various currencies, and are actively traded in the over-the-counter secondary market. Brady Bonds are not considered U.S. government securities. In light of the residual risk associated with the uncollateralized portions of Brady Bonds and, among other factors, the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds, investments in Brady Bonds are considered speculative. Brady Bonds could be subject to restructuring arrangements or to requests for new credit, which could cause the Portfolio to suffer a loss of interest or principal on its holdings. (For further information see "Brady Bonds" in the Statement of Additional Information.)

FOREIGN EXCHANGE CONTRACTS. Changes in currency exchange rates will affect the U.S.-dollar values of securities denominated in foreign currencies. Exchange rates between the U.S. dollar and other currencies fluctuate in response to forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments and other economic and financial conditions, government intervention, speculation, and other factors, many of which may be difficult (if not impossible) to predict. When investing in foreign securities, the Portfolio usually effects currency exchange transactions on a spot (I.E., cash) basis at the spot rate prevailing in the foreign exchange market. The Portfolio incurs foreign exchange expenses in converting assets from one currency to another.

The Portfolio may enter into forward contracts for the purchase or sale of foreign currency: (1) to "lock in" the U.S. dollar price of the securities denominated in a foreign currency or the U.S.-dollar value of interest and dividends to be paid on such securities; or (2) to hedge against the possibility that a foreign currency may suffer a decline against the U.S. dollar. A forward currency contract is an obligation to purchase or sell a specific currency at a future date (which may be any fixed number of days from the date of the contract agreed upon by the parties) at a price set at the time of the contract. This method of attempting to hedge against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of securities and exposes the Portfolio to the risk that the counterparty is unable to perform. Although the strategy of engaging in foreign currency transactions could reduce the risk of loss due to a decline in the value of the hedged currency, it could also limit the potential gain from an increase in the value of the currency.

The Portfolio does not intend to maintain a net exposure to such contracts if the fulfillment of obligations under such contracts would obligate it to deliver an amount of foreign currency in excess of the value of its portfolio securities or other assets denominated in the currency. The Portfolio will not enter into these contracts for speculative purposes and will not enter into non-hedging currency contracts. The Portfolio will generally not enter into a forward contract with a term of greater than one year. Forward contracts are not exchange traded, and there can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out a forward contract. Currently, only a limited market, if any, exists for hedging transactions relating to currencies in certain emerging markets or to securities of issuers domiciled or principally engaged in business in certain emerging markets. This

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

may limit the Portfolio's ability to hedge its investments in those markets. These contracts involve a risk of loss if SCMI fails to predict accurate changes in relative currency values. (See "Risk Considerations -- Currency Fluctuations and Devaluations".)

OPTIONS AND FUTURES TRANSACTIONS. Although the Portfolio does not presently intend to do so, it may: (1) write covered call options on portfolio securities, and the U.S. dollar and emerging market currencies without limit; (2) write covered put options on portfolio securities, the U.S. dollar and emerging market currencies with the limitation that the aggregate value of the obligations underlying the puts determined as of the date the options are sold will not exceed 50% of the Portfolio's net assets; (3) purchase call and put options in amounts up to 5% of its total assets; and (4)(a) purchase and sell exchange-traded futures contracts on underlying portfolio securities, any emerging market currency, U.S. and emerging market fixed-income securities and such indices of U.S. or emerging market equity or fixed-income securities as may exist or come into being, and (b) purchase and write call and put options on such futures contracts, in all cases involving such futures contracts or options on futures contracts for hedging purposes only, and without limit, except that the Portfolio may not enter into futures contracts or purchase related options if, immediately thereafter, the amount committed to margin plus the amount paid for premiums for unexpired options on futures contracts generally exceeds 5% of the value of the Portfolio's total assets. All of the foregoing are referred to as "Hedging Instruments".

In general, the Portfolio may use Hedging Instruments: (1) to protect against declines in the market value of the Portfolio's portfolio securities or stock index futures, and the currencies in which they are denominated, or (2) to establish a position in securities markets as a temporary substitute for purchasing securities. The Portfolio will not use Hedging Instruments for speculation. Hedging Instruments have certain risks associated with them, including: (1) the possible failure of such instruments as hedging techniques in cases where the price movement of the securities underlying the options or futures does not follow the price movements of the portfolio securities subject to the hedge; (2) potentially unlimited loss associated with futures transactions and the possible lack of a liquid secondary market for closing out a futures position; and (3) possible losses resulting from the inability of the Portfolio's investment adviser to predict the direction of stock prices, interest rates, relative currency values and other economic factors. In addition, only a limited market, if any, currently exists for hedging transactions relating to currencies in many emerging markets or to securities of issuers domiciled or principally engaged in business in emerging markets. This may limit the Portfolio's ability to hedge its investments in such emerging market countries. The Portfolio has no plans to enter into currency futures or options contracts but may do so in the future. (See "Options and Futures Transactions" in Part B for additional information on Hedging Instruments the Portfolio may use and the risks associated with them.)

WHEN-ISSUED AND DELAYED-DELIVERY SECURITIES AND FORWARD COMMITMENTS. The Portfolio may purchase securities on a when-issued or delayed-delivery basis or may purchase or sell securities on a forward-commitment basis. When such transactions are negotiated, the price is fixed at the time of the commitment, but delivery and payment may take place a month or more after the date of the commitment. There is no overall limit on the percentage of the Portfolio's assets that may be committed to the purchase of securities on a when-issued, delayed-delivery or forward-commitment basis. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a when-issued, delayed-delivery or forward-commitment basis may increase the volatility of the Portfolio's net asset value.

WHEN, AS AND IF ISSUED SECURITIES. The Portfolio may purchase securities on a "when, as and if issued" basis under which the issuance of the security depends upon the occurrence of a subsequent event, such as approval of a merger, corporate reorganization, leveraged buyout or debt restructuring. If the anticipated event does not occur and the securities are not issued, the Portfolio will have lost an investment opportunity. There is no overall limit to the percentage of the Portfolio's assets that may be committed to the purchase of securities on a "when, as and if issued" basis. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a "when, as and if issued" basis may increase the volatility of its net asset value.

REPURCHASE AGREEMENTS. The Portfolio may invest in repurchase agreements, which are a means of investing monies for a short period, whereby, a seller -- a bank or recognized broker-dealer -- sells securities to the Portfolio and agrees to repurchase them (at the Portfolio's cost plus interest) within a specified period (normally one day).

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

The value of the underlying securities purchased by the Portfolio is monitored at all times by SCMI to ensure that the total value of the securities equals or exceeds the value of the repurchase agreement. The Portfolio's custodian bank holds the securities until they are repurchased. If the seller defaults under a repurchase agreement, the Portfolio may have difficulty exercising its rights to the underlying securities and may incur costs and experience time delays in disposing of them. To evaluate potential risk, SCMI reviews the creditworthiness of banks and dealers with which the Portfolio enters into repurchase agreements.

LOANS OF PORTFOLIO SECURITIES. The Portfolio may loan portfolio securities to brokers, dealers and other financial institutions meeting specified credit conditions if the loan is collateralized in accordance with applicable regulatory requirements and if, after any loan, the value of the securities loaned does not exceed one third of the Portfolio's total assets. By so doing, the Portfolio seeks to earn income. In the event of the other party's bankruptcy, the Portfolio could experience delays in recovering the securities it loaned. If, in the meantime, the value of the loaned securities has declined, the Portfolio could experience a loss.

The Portfolio may loan its securities if it maintains in a segregated account liquid assets equal to the current market value of the securities loaned (including accrued interest thereon) plus the loan interest payable to the Portfolio. Any securities that the Portfolio receives as collateral do not become part of its investment portfolio at the time of the loan. In the event of a default by the borrower, the Portfolio (to the extent permitted by law) will dispose of such collateral except for such part thereof that is a security in which the Portfolio is permitted to invest. While the securities are on loan, the borrower pays the Portfolio any accrued income on those securities. The Portfolio invests any cash collateral or earns income or receives an agreed upon fee from a borrower that has delivered securities that are permissible collateral. Cash collateral received by the Portfolio is invested in U.S. government securities and liquid high-grade debt or equity securities. The value of securities loaned is marked to market daily. The market value of any securities purchased with cash collateral is subject to decline. Securities loans are subject to termination at SCMI's or the borrower's option. The
Portfolio may pay reasonable negotiated fees in connection with loaned securities, so long as such fees are set forth in a written contract and approved by the Board.

LIQUIDITY.  The  Portfolio  will  not  invest  more  than 15% of its  assets  in securities determined by SCMI to be illiquid. Certain securities that are restricted as to resale may nonetheless be resold by the Portfolio under Rule 144A of the Securities Act of 1933, as amended, or Section 4(2) paper issued under that Act that may have an active secondary market. Such securities may be determined by SCMI to be liquid for purposes of compliance with the Portfolio's limitations on illiquid investments. There is no guarantee that the Portfolio will be able to sell such securities at any time when SCMI deems it advisable to do so or at prices prevailing for comparable securities that are more widely held. (See "Investment Policies -- Liquidity" in Part B for further information.)

INVESTMENT IN OTHER INVESTMENT COMPANIES OR VEHICLES. The Portfolio is permitted to invest in certain emerging markets solely or primarily through governmentally authorized investment vehicles or companies. Pursuant to the 1940 Act, the Portfolio may invest in the shares of other investment companies which invest in securities that the Portfolio is permitted to purchase subject to the limits permitted under the 1940 Act or any orders, rules or regulations thereunder. When investing through investment companies, the Portfolio may pay substantial premiums above such investment companies' net asset value per share. The Portfolio does not intend to invest in other investment companies unless, in the judgment of SCMI, the potential benefits of such investment justify the payments of any applicable premiums or sales charges. As a shareholder in an investment company, the Portfolio would bear its ratable share of the investment company's expenses, including its advisory and administrative fees. At the same time, the Portfolio would continue to pay its own fees and expenses.

TEMPORARY DEFENSIVE INVESTMENTS. For temporary defensive purposes, the Portfolio may invest without limitation in (or enter into repurchase agreements maturing in seven days or less with banks and broker-dealers with respect to) short-term debt securities, including commercial paper, U.S. Treasury bills, other short-term U.S. government securities, certificates of deposit, and bankers' acceptances of U.S. banks. The Portfolio also may hold cash and time deposits denominated in any major foreign currency in foreign banks. (See Part B for further information about these securities.)

RISKS CONSIDERATIONS

INTERNATIONAL INVESTMENTS. All investments, domestic and foreign, involve risk. Investment in the securities of foreign issuers may involve risks in addition to those normally associated with investments in the securities of U.S. issuers. All foreign investments are subject to risks of foreign political and economic instability, adverse movements in foreign exchange rates, the imposition or tightening of exchange controls, or other limitations on repatriation of foreign capital. Foreign investments are subject to the risk of changes in foreign governmental attitudes towards private investment that could lead to nationalization, increased taxation or confiscation of Portfolio assets.

Moreover: (1) dividends payable on foreign securities may be subject to foreign withholding taxes, thereby reducing the income earned by the Portfolio; (2) commission rates payable on foreign portfolio transactions are generally higher than in the U.S.; (3) accounting, auditing and financial reporting standards differ from those in the U.S., which means that less information about foreign companies may be available than is generally available about issuers of comparable securities in the U.S.; (4) foreign securities often trade less frequently and with lower volume than U.S. securities and consequently may exhibit greater price volatility; and (5) foreign securities trading practices, including those involving securities settlement, may expose the Portfolio to increased risk in the event of a failed trade or the insolvency of a foreign broker-dealer or registrar.

REGULATION AND LIQUIDITY OF MARKETS. Government supervision and regulation of exchanges and brokers in emerging market countries is typically less extensive than in the U.S. These markets may have different clearance and settlement procedures, and in certain cases, settlements have not kept pace with the volume of securities transactions, making them difficult to conduct. Delays in settlement could adversely affect or interrupt the Portfolio's intended investment program or result in investment losses due to intervening declines in security values.

Securities markets in emerging market countries are substantially smaller than U.S. securities markets and have substantially lower trading volume, resulting in diminished liquidity and greater price volatility. Reduced secondary market liquidity may make it more difficult for the Portfolio to determine the value of its portfolio securities or dispose of particular instruments when necessary. Brokerage commissions and other transaction costs on foreign securities exchanges are also generally higher.

EMERGING MARKETS. In any emerging market country, there is the possibility of expropriation of assets, confiscatory taxation, nationalization of companies or industries, foreign exchange controls, foreign investment controls on daily stock market movements, default in foreign government securities, political or social instability, or diplomatic developments that could affect investments in those countries. In the event of expropriation, nationalization or other confiscation, the Portfolio could lose its entire investment in a country. The economies of developing countries generally are heavily dependent upon international trade and, accordingly, have been and may continue to be adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. There may also be less monitoring and regulation of emerging markets and the activities of brokers there. Investing may require that the Portfolio adopt special procedures, seek local government approvals or take other actions that may incur costs for the Portfolio.

Certain emerging market countries may restrict investment by foreign entities by limiting the size of foreign investment in certain issuers; requiring prior approval of foreign investment by the government; imposing additional tax on foreign investors; or limiting foreign investors to specific classes of securities of an issuer that have less advantageous rights (with regard to price or convertibility, for example) than classes available to domiciliaries of the country. These restrictions or controls may at times limit or preclude investment in certain securities and may increase the costs and expenses of the Portfolio.

CURRENCY FLUCTUATIONS AND DEVALUATIONS. Because the Portfolio will invest heavily in non-U.S. currency-denominated securities, changes in foreign currency exchange rates will affect the value of the Portfolio's investments. A decline against the dollar in the value of currencies in which the Portfolio's investments are denominated will result in a corresponding decline in the dollar value of the Portfolio's assets. This risk is heightened in some emerging market countries. Some emerging market countries may also have managed currencies that do not freely float against the dollar.

The Portfolio is required to distribute substantially all of its investment income in U.S. dollars. Because most of the Portfolio's income is received and realized in foreign currencies, a decline in the value of a particular foreign currency against the U.S. dollar that occurs after the Portfolio's income has been earned may require the Portfolio to liquidate some portfolio securities to acquire sufficient U.S. dollars to make such distributions. Similarly, if the exchange rate declines between the time the Portfolio incurs expenses in U.S. dollars and the time such expenses are paid, the Portfolio may be required to liquidate additional foreign securities to purchase the U.S. dollars required to meet such expenses.

INFLATION. Several emerging market countries have experienced high, and in some periods extremely high, rates of inflation in recent years. Inflation and rapid fluctuations in inflation rates may adversely affect these countries' economies and securities markets. Further, inflation accounting rules in some emerging market countries require, for companies that keep accounting records in the local currency, that certain assets and liabilities be restated on the company's balance sheet in order to express items in terms of currency purchasing power. Inflation accounting may indirectly generate losses or profits for certain emerging market companies.

NON-DIVERSIFIED INVESTMENTS. Because suitable investments in emerging market countries may be limited, the Portfolio has classified itself as "non-diversified" under the 1940 Act so that it may invest more than 5% of its total assets in the securities of a single issuer. This classification may not be changed without an interestholder vote. However, so that the Portfolio may continue to qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended, at the close of each quarter of the taxable year: (1) not more than 25% of the market value of the Portfolio's total assets will be invested in the securities of a single issuer; (2) with respect to 50% of the market value of its total assets, not more than 5% will be invested in the securities of a single issuer; and (3) the Portfolio will not own more than 10% of the outstanding voting securities of a single issuer.

To the extent the Portfolio makes investments in excess of 5% of its assets in a particular issuer, its exposure to credit and market risks associated with that issuer is increased. Also, since a relatively high percentage of the Portfolio's assets may be invested in the securities of a limited number of issuers, the Portfolio may be more susceptible to any single economic, political or regulatory occurrence than a diversified investment company.

GEOGRAPHIC CONCENTRATION. The Portfolio may invest more than 25% of its total assets in issuers located in any one country. To the extent it invests in issuers of one country, the Portfolio is susceptible to factors adversely affecting that country, including political and economic developments and foreign exchange rate fluctuations as discussed above. The value of the Portfolio's assets may fluctuate more widely than the value of shares of a comparable fund with less geographic concentration.

DEBT SECURITIES. Debt securities are generally subject to two kinds of risk -- credit risk and market risk. Credit risk refers to the ability of the debtor, and any other obligor, to pay principal and interest on the debt as it becomes due. The Portfolio may, from time to time, invest in debt securities with high risk and high yields (as compared to other debt securities meeting the Portfolio's investment criteria). The debt securities in which the Portfolio invests may be unrated but will not be in default at the time of purchase. Market risk refers to the tendency of the value of debt securities to vary inversely with interest-rate changes. Certain debt instruments may also be subject to extension risk, which refers to change in total return on a debt instrument resulting from extension or abbreviation of the instrument's maturity.

High yield/high risk securities' market values are affected more by individual issuer developments and are more sensitive to adverse economic changes than are higher-rated securities. Issuers of high yield/high risk securities may be highly leveraged and may not have more traditional methods of financing available to them. During economic downturns or substantial periods of rising interest rates, issuers of high yield/high risk securities, especially highly leveraged ones, may be less able to service their principal and interest payment obligations, meet their projected business goals, or obtain additional financing. The risk of loss due to default by the issuer is significantly greater for holders of high yield/high risk securities because such securities may be unsecured and may be subordinated to other creditors of the issuer. In addition, the Portfolio may incur additional expenses if it is required to seek recovery upon a default by the issuer of such an obligation or participate in the restructuring of such obligation.

Periods of economic uncertainty and change are likely to cause increased volatility of market prices of high yield/high risk securities and, correspondingly, in the Portfolio's net asset value if it invests in such securities. Market prices of such securities structured as zero coupon or pay-in-kind securities are more affected by interest-rate changes and, thus, tend to be more volatile than any securities that pay interest periodically and in cash.

High yield/high risk securities may have call or redemption features that would permit an issuer to repurchase the securities from the Portfolio. If a call were exercised by the issuer during a period of declining interest rates, the Portfolio likely would have to replace called securities with lower yielding securities, thus decreasing the Portfolio's net investment income and dividends to investors.

While a secondary trading market for high yield/high risk securities does exist, it is generally not as liquid as the secondary market for higher-rated securities. In periods of reduced secondary market liquidity, prices of high yield/high risk securities may become volatile and experience sudden and substantial price declines. The Portfolio may, therefore, have difficulty disposing of particular issues to meet its liquidity needs or in response to a specific economic event (such as a deterioration in the creditworthiness of the issuer). Reduced secondary market liquidity for certain high yield/high risk securities also may make it more difficult for the Portfolio to obtain accurate market quotations (for purposes of valuing the Portfolio's investment portfolio): market quotations generally are available on many high yield/high risk securities only from a limited number of dealers and may not necessarily represent firm bids of such dealers or prices for actual sales. Under such conditions, high yield/high risk securities may have to be valued at fair value as determined by the Board or SCMI under Board-approved guidelines.

Adverse publicity and investor perceptions (which may not be based on fundamental analysis) may decrease the value and liquidity of high yield/high risk securities, particularly in a thinly traded market. Factors adversely affecting the market value of high yield/high risk securities are likely to adversely affect the Portfolio's net asset value.

SOVEREIGN DEBT. Investment in sovereign debt carries high risk. Certain emerging market countries such as Argentina, Brazil and Mexico are among the largest debtors to commercial banks and foreign governments. At times, certain emerging market countries have declared moratoria on the payment of principal and/or interest on outstanding debt. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity's willingness or ability to repay principal and interest when it is due may be affected by many factors, such as its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange, the relative size of the debt service burden to the economy as a whole, and political restraints. The Portfolio, as a holder of sovereign debt, may be asked to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which defaulted sovereign debt may be collected.

Sovereign debt instruments in which the Portfolio may invest involve great risk and are deemed to be the equivalent in terms of quality to high yield/high risk securities discussed above and are subject to many of the same risks as such securities. Similarly, the Portfolio may have difficulty disposing of certain sovereign debt obligations because there may be a thin trading market for such securities. The Portfolio will not invest more than 5% of its total assets in sovereign debt instruments that are in default.

PORTFOLIO TURNOVER. The Portfolio may engage in short-term trading but its portfolio turnover rate is not expected to exceed 100%. High portfolio turnover and short-term trading involve correspondingly greater commission expenses, transaction costs and potentially higher amount of recognized gain for federal income tax purposes. (See "Taxation" in Part B.)

INVESTMENT RESTRICTIONS

The following investment restrictions of the Portfolio are designed to reduce its exposure in specific situations. Under these fundamental restrictions, the Portfolio will not:

1. Concentrate investments in any particular industry; therefore, the Portfolio will not purchase the securities of companies in any one industry if, thereafter, 25% or more of the Portfolio's total assets would consist of securities of companies in that industry. (This restriction does not apply to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.)

2. Although the Portfolio may borrow money, it will limit borrowings to amounts not in excess of one third of the value of its total assets. Borrowing for other than temporary or emergency purposes or meeting redemption requests is not expected to exceed 5% of the value of the Portfolio's assets. Certain transactions, such as reverse repurchase agreements, that are similar to borrowings are not treated as borrowings to the extent that they are fully collateralized.

3. Make investments for the purpose of exercising control or management. Investments by the Portfolio in wholly-owned investment entities created under the laws of certain countries will not be deemed the making of investments for the purpose of exercising control or management.

The percentage restrictions described above and in Part B apply only at the time of investment and require no action by the Portfolio as a result of subsequent changes in value of the investments or the size of the Portfolio. A supplementary list of investment restrictions is contained in Part B.

                             MANAGEMENT OF THE TRUST

TRUSTEES AND OFFICERS. The Portfolio's business and affairs are managed under the Board's direction. The Board formulates the Trust's and Portfolio's general policies and meets periodically to review the Portfolio's results, monitor investment activities and practices and discuss other matters affecting the Portfolio and the Trust. Additional information regarding the Trustees and executive officers of the Trust may be found in Part B.

INVESTMENT ADVISER

SCMI is a wholly owned U.S. subsidiary of Schroders Incorporated (doing business in New York as Schroders Holdings), the wholly owned U.S. holding company subsidiary of Schroders plc. Schroders plc is the holding company parent of a large world-wide group of banks and financial services companies.

As investment adviser to the Portfolio, SCMI manages the Portfolio and continuously reviews, supervises and administers its investments. SCMI is responsible for making decisions relating to the Portfolio's investments and placing purchase and sale orders regarding investments with brokers or dealers it selects. For these services, SCMI is entitled to receive a monthly advisory fee at the annual rate of 1.00% of the Portfolio's average daily net assets. SCMI has agreed, however, to waive its advisory fees to the extent required to maintain the Portfolio's total operating expense ratio at or below 1.18% of its average daily net assets. Such fee limitation arrangement shall remain in effect until its elimination is approved by the Board.

PORTFOLIO TRANSACTIONS. SCMI places orders for the purchase and sale of the Portfolio's investments with brokers and dealers selected by SCMI in its discretion and seeks "best execution" of such portfolio transactions. The Portfolio may pay higher than the lowest available commission rates when SCMI believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction.

Commission rates are fixed on many foreign securities exchanges, and this may cause higher brokerage expenses to accrue to the Portfolio than would be the case for comparable transactions effected on U.S. securities exchanges.

Subject to the policy of obtaining the best price consistent with quality of execution on transactions, SCMI may employ: (1) Schroder & Co., Inc. and its affiliates ("Schroder & Co."), affiliates of SCMI, to effect transactions on the New York Stock Exchange; and (2) Schroder Securities Limited and its affiliates ("Schroder Securities"), also affiliates of SCMI, to effect transactions of the Portfolio on certain foreign securities exchanges. Because of the affiliation between SCMI and both Schroder & Co. and Schroder Securities, the Portfolio's payment of commissions to them is subject to procedures adopted by the Board designed to ensure that commissions will not exceed the usual and customary brokers' commissions. No specific portion of the Portfolio's brokerage will be directed to Schroder & Co. or Schroder Securities, and in no event will either receive any brokerage in recognition of research services.

PORTFOLIO MANAGERS. The Portfolio current investment managers include John A. Troiano, a Vice President of the Trust and Schroder Core, who has managed the Portfolio's assets since its inception, assisted by the management team of Heather Crighton and Mark Bridgeman, who are responsible for the day-to-day management of the investment portfolio. Mr. Troiano, Chief Executive Officer of SCMI since April 1, 1997, has been Managing Director of SCMI since October 1995 and has been employed by various Schroder Group companies in the investment research and portfolio management areas since 1981. Ms. Crighton is a Vice President of SCMI and has been employed by SCMI/various Schroder Group companies in the investment research and portfolio management areas since 1992. Mr. Bridgeman, also a Vice President of SCMI, has been employed by various Schroder Group companies in the investment research and portfolio management areas since 1990.

ADMINISTRATIVE SERVICES

On behalf of the Portfolio, the Trust has entered into an administration agreement with Schroder Fund Advisors Inc. ("Schroder Advisors"), 787 Seventh Avenue, New York, New York 10019. Schroder Advisors is a wholly owned subsidiary of SCMI. For these services, Schroder Advisors is entitled to receive an administration fee at an annual rate of 0.05% of the Portfolio's average daily net assets. In addition, the Trust has entered into a subadministration agreement with Forum Administrative Services, LLC ("Forum"), Two Portland Square, Portland, Maine 04101. For its services, Forum is entitled to receive a subadministration fee at an annual rate of 0.10% of the Portfolio's average daily net assets. From time to time, Schroder Advisors or Forum voluntarily may agree to waive all or a portion of its fees.

RECORDKEEPER AND FUND ACCOUNTANT

Forum Accounting Services, LLC ("Forum Accounting"), Two Portland Square, Portland, Maine 04101, is the Portfolio's recordkeeper (transfer agent) and fund accountant. Forum Accounting is an affiliate of Forum. From time to time, Forum Accounting voluntarily may agree to waive all or a portion of its fees.

EXPENSES

The Portfolio is obligated to pay for all of its expenses. These expenses include: governmental fees; interest charges; taxes; insurance premiums; investment advisory, custodial, administrative and transfer agency and fund accounting fees, as described above; compensation of certain of the Trust's
Trustees, costs of membership trade associations; fee and expenses of independent auditors and legal counsel to the Trust; and expenses of calculating the net asset value of and the net income of the Portfolios. The Portfolio's expenses comprise Trust expenses attributable to the Portfolio, which are allocated to the Portfolio, and expenses not attributable to the Portfolio, which are allocated among the portfolios in proportion to their average net assets or as otherwise determined by the Board.

CUSTODIAN

The Chase Manhattan Bank, through its Global Securities Services division located in London, England, acts as custodian of the Portfolio's assets and employs foreign subcustodians to maintain the Portfolio's foreign assets outside the U.S.

                       CAPITAL STOCK AND OTHER SECURITIES

The Trust was organized as a business trust under the laws of the State of Delaware. Under the Trust Instrument, the Trustees are authorized to issue
Interests in separate series of the Trust. The Trust currently has six portfolios (one being the Portfolio), and the Trust reserves the right to create additional portfolios.

Each investor in the Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value.

Investments in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the Trustees' judgment it is necessary or desirable to submit matters to an investor vote. Generally, Interests are voted in the aggregate without reference to a particular portfolio, unless the Trustees determine that the matter affects only one portfolio or portfolio voting is required, in which case Interests are voted separately by portfolio. Upon liquidation of the Portfolio, investors will be entitled to share pro rata in the Portfolio's net assets available for distribution to investors.

The Portfolio is not required to pay federal income taxes on its ordinary income and capital gain, as it is treated as a partnership for federal income tax purposes. All interest, dividends and gains and losses of the Portfolio are deemed to "pass through" to its investors, regardless of whether such interest, dividends or gains are distributed by the Portfolio or losses are realized by the Portfolio.

Under the Portfolio's operational method, it is not subject to any income tax. However, each investor in the Portfolio will be taxed on its proportionate share (as determined in accordance with the Trust's Trust Instrument and the Code) of the Portfolio's ordinary income and capital gain, to the extent that the investor is subject to tax on its income. The Trust will inform investors of the amount and nature of such income or gain.

                             PURCHASE OF SECURITIES

Portfolio Interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above. All investments are made without a sales load, at the Portfolio's net asset value next determined after an order is received.

Net asset value is calculated as of 4:00 p.m. (Eastern time), Monday through Friday, on each day that the New York Stock Exchange is open for trading (which excludes the following national business holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day) ("Portfolio Business Day"). Net asset value per Interest is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of Interests outstanding. Portfolio securities listed on recognized stock exchanges are valued at the last reported trade price, prior to the time when the assets are valued, on the exchange on which the securities are principally traded. Listed securities traded on recognized stock exchanges where last trade prices are not available are valued at mid-market prices. Securities traded in over-the-counter markets, or listed securities for which no trade is reported on the valuation date, are valued at the most recent reported mid-market price. Other securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith using methods approved by the Board.

Trading in securities on non-U.S. exchanges and over-the-counter markets may not take place on every day that the New York Stock Exchange is open for trading. Furthermore, trading takes place in various foreign markets on days on which the Portfolio's net asset value is not calculated. If events materially affecting the value of foreign securities occur between the time when their price is determined and the time when net asset value is calculated, such securities will be valued at fair value as determined in good faith by the Board. All assets and liabilities of the Portfolio denominated in foreign currencies are converted to U.S. dollars at the mid price of such currencies against U.S. dollars last quoted by a major bank prior to the time when net asset value of the Portfolio is calculated.

Registered investment companies are subject to no minimum initial or subsequent investment amount. For other qualified investors, the minimum initial investment amount is $2 million, and there is no minimum subsequent investment amount. However, since the Portfolio seeks to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (I.E., monies credited to the account of the Trust's custodian by a Federal Reserve Bank). Minimum investment amounts may be waived in the discretion of the Portfolio's investment adviser, SCMI.

Qualified investors who have completed a subscription agreement may transmit purchase payments by Federal Reserve Bank wire directly to the Portfolio as follows:

                  The Chase Manhattan Bank
                  New York, NY
                  ABA No.: 021000021
                  For Credit To: Forum Financial Corp.
                  Account No.: 910-2-792281
                  Ref.: Schroder EM Core Portfolio
                  Account of: (interestholder name)
                  Account Number: (interestholder account number)

The wire order must specify the name of the Portfolio, the account name and number, address, confirmation number, amount to be wired, name of the wiring bank, and name and telephone number of the person to be contacted in connection with the order. If the initial investment is by wire, an account number is assigned, and a Subscription Agreement must be completed and mailed to the Portfolio before any account becomes active. Wire orders received prior to 4:00 p.m. (Eastern time) on each Portfolio day that the New York Stock Exchange is open for trading (a "Business Day") are processed at the net asset value determined as of that day. Wire orders received after 4:00 p.m. (Eastern time) are processed at the net asset value determined as of the next Business Day. The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

Forum Financial Services, Inc., an affiliate of Forum, is the placement agent for the Trust. The placement agent receives no compensation for its services.

                            REDEMPTION OR REPURCHASE

An investor may withdraw all or any portion of its investment in the Portfolio at the net asset value next determined after the investor furnishes a withdrawal request in proper form to the Trust. Redemption proceeds are paid by the Portfolio in federal funds normally on the business day after the withdrawal is effected but, in any event, within seven days. Investments in the Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading on the Exchange is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the Securities and Exchange Commission.

Interests are redeemed at their next determined net asset value after receipt by the Trust of a redemption request in proper form. Redemption requests may be made between 9:00 a.m. and 6:00 p.m. (Eastern time) on each Business Day. Redemption requests that are received prior to 4:00 p.m. (Eastern time) are processed at the net asset value determined as of that day. Redemption requests that are received after 4:00 p.m. (Eastern time) are processed at the net asset value determined on the next Business Day. Redemption requests must include the name of the interestholder, the Portfolio's name, the dollar amount or number of Interests to be redeemed, interestholder account number, and the signature of the holder designated on the account.

Written redemption requests may be sent to the Trust at the following address:

                  Schroder EM Core Portfolio
                  P.O. Box 446
                  Portland, Maine 04112

Telephone  redemption  requests may be made by telephoning the transfer agent at
(800) 344-8332. A telephone redemption may be made only if the telephone redemption privilege option has been elected on the Subscription Agreement or otherwise in writing, and the interestholder has obtained a password from the transfer agent. In an effort to prevent unauthorized or fraudulent redemption requests by telephone, reasonable procedures will be followed by the transfer agent to confirm that telephone instructions are genuine. The transfer agent and the Trust generally will not be liable for any losses due to unauthorized or fraudulent redemption requests, but either may be liable if it does not follow these procedures. In times of drastic economic or market change it may be difficult to make redemptions by telephone. If an interestholder cannot reach the transfer agent by telephone, redemption requests may be mailed or hand-delivered to the transfer agent.

Redemption proceeds normally are paid in cash. Redemptions from the Portfolio may be made wholly or partially in portfolio securities, however, if the Board determines that payment in cash would be detrimental to the best interests of the Portfolio. The Trust has filed an election with the Commission pursuant to which the Portfolio will only consider effecting a redemption in portfolio securities if the interestholder is redeeming more than $250,000 or 1% of the Portfolio's net asset value, whichever is less, during any 90-day period.

                            PENDING LEGAL PROCEEDINGS
Not applicable.

                                     PART B
                      (STATEMENT OF ADDITIONAL INFORMATION)

                             SCHRODER CAPITAL FUNDS
                                    --------

                           SCHRODER EM CORE PORTFOLIO

                                OCTOBER 31, 1997

COVER PAGE
-----------

Not applicable.

TABLE OF CONTENTS
-----------------

General Information and History.............................................B-1
Investment Objective and Policies...........................................B-1
Management of the Trust.....................................................B-14
Control Persons and Principal Holders of Securities.........................B-16
Investment Advisory and Other Services......................................B-17
Brokerage Allocation and Other Practices....................................B-18
Capital Stock and Other Securities..........................................B-18
Purchase, Redemption and Pricing of Securities..............................B-21
Tax Status..................................................................B-21
Underwriters................................................................B-22
Calculations of Performance Data............................................B-22
Financial Statements........................................................B-22

GENERAL INFORMATION AND HISTORY
-------------------------------

Not applicable.

INVESTMENT OBJECTIVE AND POLICIES
---------------------------------

                               INVESTMENT POLICIES

INTRODUCTION

Part A contains information about the investment objective, policies and restrictions of Schroder Emerging Markets Portfolio (the "Portfolio"), a series of Schroder Capital Funds (the "Trust"). The following discussion is intended to supplement the disclosure in Part A concerning the Portfolio's investments, investment techniques and strategies and the risks associated therewith. This Part B should be read only in conjunction with Part A.
Defined terms used in this Part B have the same meaning as in Part A.

FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS

To hedge against adverse price movements in the securities held in its portfolio and the currencies in which they are denominated (as well as in the securities it might wish to purchase and their denominated currencies), the Portfolio may engage in transactions in forward foreign currency exchange contracts.

A forward foreign currency exchange contract ("forward contract") is an obligation to purchase or sell a currency at a future date (which may be any fixed number of days from the date of the contract agreed upon by the parties) at a price set at the time of the contract. The Portfolio may enter into forward contracts as a hedge against fluctuations in future foreign exchange rates.

Currently, only a limited market, if any, exists for hedging transactions relating to currencies in many emerging market countries or to securities of issuers domiciled or principally engaged in business in emerging market countries. This may limit the Portfolio's ability to hedge its investments effectively in those emerging markets. Hedging against a decline in the value of a currency does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of such securities decline. Such transactions also limit the opportunity for gain if the value of the hedged currencies should rise. In addition, it may not be possible for the Portfolio to hedge against a devaluation that is so generally anticipated that the Portfolio is not able to contract to sell the currency at a price above the devaluation level it anticipates.

The Portfolio will enter into forward contracts under which, it may, for example, wish to secure the price of the security in U.S. dollars or some other foreign currency that the Portfolio is temporarily holding in its portfolio. By entering into a forward contract for the purchase or sale (for a fixed amount of dollars or other currency) of the amount of foreign currency involved in the underlying security transactions, the Portfolio will be able to protect itself against possible loss (resulting from adverse changes in the relationship between the U.S. dollar or other currency being used for the security purchase and the foreign currency in which the security is denominated) during the period between the date on which the security is purchased or sold and the date on which payment is made or received. In addition, when the Portfolio anticipates purchasing securities at some future date, and wishes to secure the current exchange rate of the currency in which those securities are denominated against the U.S. dollar or some other currency, it may enter into a forward contract to purchase an amount of currency equal to part or all of the value of the anticipated purchase, for a fixed amount of U.S. dollars or other currency.

In all of the above instances, if the currency in which the Portfolio's portfolio securities (or anticipated portfolio securities) are denominated rises in value with respect to the currency is being purchased, then the Portfolio will have realized fewer gain than if the Portfolio had not entered into the forward contracts. Furthermore, the precise matching of the forward contract amounts and the value of the securities involved is not generally possible, since the future value of such securities in foreign currencies changes as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures.

To the extent that the Portfolio enters into forward contracts to hedge against a decline in the value of portfolio holdings denominated in a particular foreign currency resulting from currency fluctuations, there is a risk that the Portfolio may nevertheless realize a gain or loss as a result of currency fluctuations after such portfolio holdings are sold should the Portfolio be unable to enter into an "offsetting" forward foreign currency contract with the same party or another party. The Portfolio may be limited in its ability to enter into hedging transactions involving forward contracts by the Internal Revenue Code requirements relating to qualifications as a regulated investment company (see "Taxation").

The Portfolio is not required to enter into such transactions with regard to its foreign currency-denominated securities and will not do so unless deemed appropriate by the investment adviser. Generally, the Portfolio will not enter into a forward contract with a term of greater than one year.

OPTIONS AND FUTURES TRANSACTIONS

As discussed in Part A, the Portfolio may write covered call options against securities held in its portfolio and covered put options on eligible portfolio securities, may purchase options of the same series to effect closing transactions, and may hedge against potential changes in the market value of its investments (or anticipated investments), by purchasing put and call options on portfolio (or eligible portfolio) securities (and the currencies in which they are denominated) and engaging in transactions involving futures contracts and options on such contracts.

Call and put options on U.S. Treasury notes, bonds and bills and on various foreign currencies are listed on several U.S. and foreign securities exchanges and are written in over-the-counter transactions ("OTC Options"). Listed options are issued or guaranteed by the exchange on which they trade or by a clearing corporation such as the Options Clearing Corporation ("OCC"). Ownership of a listed call option gives the Portfolio the right to buy from the OCC (in the U.S.) or other clearing corporation or exchange, the underlying security or currency covered by the option at the stated exercise price (the price per unit of the underlying security or currency) by filing an exercise notice prior to the expiration date of the option. The writer (seller) of the option would then have the obligation to sell, to the OCC (in the U.S.) or other clearing corporation or exchange, the underlying security or currency at that exercise price prior to the expiration date of the option, regardless of its then current market price. Ownership of a listed put option would give the Portfolio the right to sell the underlying security or currency to the OCC (in the U.S.) or other clearing corporation or exchange at the stated exercise price. Upon notice of exercise of the put option, the writer of the option would have the obligation to purchase the underlying security or currency from the OCC (in the U.S.) or other clearing corporation or exchange at the exercise price.

The OCC or other clearing corporation or exchange that issues listed options ensures that all transactions in such options are properly executed. OTC options are purchased from or sold (written) to dealers or financial institutions that have entered into direct agreements with the Portfolio. With OTC options, variables such as expiration date, exercise price and premium are agreed between the Portfolio and the transacting dealer. If the transacting dealer fails to make or take delivery of the securities or amount of foreign currency underlying an option it has written, the Portfolio would lose the premium paid for the option as well as any anticipated benefit of the transaction. The Portfolio will engage in OTC option transactions only with member banks of the Federal Reserve System or primary dealers in U.S. Government securities or with affiliates of such banks or dealers have capital of at least $50 million or whose obligations are guaranteed by an entity having capital of at least $50 million.

OPTIONS ON FOREIGN CURRENCIES. The Portfolio may purchase and write options on foreign currencies for purposes similar to those involved with investing in forward foreign currency exchange contracts. For example, in order to protect against declines in the dollar value of portfolio securities that are denominated in a foreign currency, the Portfolio may purchase put options on an amount of such foreign currency equivalent to the current value of the portfolio securities involved. As a result, the Portfolio would be able to sell the foreign currency for a fixed amount of U.S. dollars, thereby securing the dollar value of the portfolio securities (less the amount of the premiums paid for the options). Conversely, the Portfolio may purchase call options on foreign currencies in which securities it anticipates purchasing are denominated to secure a set U.S. dollar price for such securities and protect against a decline in the value of the U.S. dollar against such foreign currency. The Portfolio may also purchase call and put options to close out written option positions.

The Portfolio also may write covered call options on foreign currency to protect against potential declines in its portfolio securities that are denominated in foreign currencies. If the U.S. dollar value of the portfolio securities falls as a result of a decline in the exchange rate between the foreign currency in which it is denominated and the U.S. dollar, then a loss to the Portfolio occasioned by such value decline would be ameliorated by receipt of the premium on the option sold. At the same time, however, the Portfolio gives up the benefit of any rise in value of the relevant portfolio securities above the exercise price of the option and, in fact, only receives a benefit from the writing of the option to the extent that the value of the portfolio securities falls below the price of the premium received. The Portfolio also may write options to close out long call option positions. A covered put option on a foreign currency would be written by the Portfolio for the same reason it would purchase a call option, namely, to hedge against an increase in the U.S. dollar value of a foreign security that the Portfolio anticipates purchasing. In this case, the receipt of the premium would offset, to the extent of the size of the premium, any increased cost to the Portfolio resulting from an increase in the U.S. dollar value of the foreign security. However, the Portfolio could not benefit from any decline in the cost of the foreign security that is greater than the price of the premium received. The Portfolio also may write options to close out long put option positions.

Markets in foreign currency options are relatively new, and the Portfolio's ability to establish and close out positions on such options is subject to the maintenance of a liquid secondary market. Although the Portfolio will not purchase or write such options unless and until, in the opinion of the SCMI, the market for them has developed sufficiently to ensure that their risks are not greater than the risks in connection with the underlying currency, there can be no assurance that a liquid secondary market will exist for a particular option at any specific time. In addition, options on foreign currencies are affected by all of those factors that influence foreign exchange rates and investments generally.

The value of a foreign currency option depends upon the value of the underlying currency relative to the U.S. dollar, with the result that the price of the option position may vary with changes in the value of either or both currencies and may have no relationship to the investment merits of a foreign security, including foreign securities held in a "hedged" investment portfolio. Because foreign currency transactions occurring in the interbank market involve substantially larger amounts than those that may be involved in the use of foreign currency options, investors may be disadvantaged by having to deal in an odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Quotation information available is generally representative of very large transactions in the interbank market and, thus, may not reflect relatively smaller transactions (i.e., less than $1 million) where rates may be less favorable. The interbank market in foreign currencies is a global, around-the-clock market. To the extent that the U.S. options markets are closed while the markets for the underlying currencies remain open, significant price and rate movements may take place in the underlying markets that are not reflected in the options market.

COVERED CALL WRITING. The Portfolio is permitted to write covered call options on portfolio securities, and on the U.S. dollar and foreign currencies in which they are denominated, without limit. Generally, a call option is "covered" if the Portfolio owns (or has the right to acquire without additional cash consideration , or for additional cash consideration held for the Portfolio by its custodian in a segregated account) the underlying security (currency) subject to the option. In the case of call options on U.S. Treasury Bills, however, the Portfolio might own U.S. Treasury Bills of a different series from those underlying the call option, but with a principal amount and value corresponding to the exercise price and a maturity date no later than that of the security (currency) deliverable under the call option. A call option is also covered if the Portfolio holds a call on the same security as the underlying security (currency) of the written option, where the exercise price of the call used for coverage is equal to or less than the exercise price of the call or greater than the exercise price of the call written if the mark-to-market difference is maintained by the Portfolio in cash, U.S. government or other high-grade debt obligations, or other high-quality liquid securities, held by the Portfolio in a segregated account maintained with its custodian.

The Portfolio receives a premium from the purchaser in return for a call it has written. Receipt of such premiums may enable the Portfolio to earn a higher level of current income than it would earn from holding the underlying securities (currencies) alone. Moreover, the premium received offsets a portion of the potential loss incurred by the Portfolio if the securities (currencies) underlying the option are ultimately sold (exchanged) by the Portfolio at a loss. Furthermore, a premium received on a call written on a foreign currency ameliorates any potential loss of value on the portfolio security due to a decline in the value of the currency. However, during the option period, the covered call writer has, in return for the premium, given up the opportunity for capital appreciation above the exercise price should the market price of the underlying security (or the exchange rate of the currency in which it is denominated) increase but has retained the risk of loss should the price of the underlying security (or the exchange rate of the currency in which it is denominated) decline. The premium received fluctuates with varying economic market conditions. If the market value of the portfolio securities (or the currencies in which they are denominated) upon which call options have been written increases, the Portfolio may receive a lower total return from the portion of its portfolio upon which calls have been written than it would have had such calls not been written.

With respect to listed options and certain OTC options, during the option period the Portfolio may be required, at any time, to deliver the underlying security (currency) against payment of the exercise price on any calls it has written (exercise of certain listed and OTC options may be limited to specific expiration dates). This obligation terminates upon the expiration of the option period or at such earlier time when the writer effects a closing purchase transaction. A closing purchase transaction is accomplished by purchasing an option of the same series as the option  previously  written.  However,  once the  Portfolio has been assigned an
exercise  notice,   the  Portfolio  is  unable  to  effect  a  closing  purchase transaction.

Closing purchase transactions are ordinarily effected to realize a profit on an outstanding call option, to prevent an underlying security (currency) from being called, to permit the sale of an underlying security (or the exchange of the underlying currency) or to enable the Portfolio to write another call option on the underlying security (currency) with either a different exercise price or expiration date or both. The Portfolio may realize a net gain or loss from a closing purchase transaction depending upon whether the amount of the premium received on the call option is more or less than the cost of effecting the closing purchase transaction. Any loss incurred in a closing purchase transaction may be wholly or partially offset by unrealized appreciation in the market value of the underlying security (currency). Conversely, a gain resulting from a closing purchase transaction could be offset in whole or in part or exceeded by a decline in the market value of the underlying security (currency).

If a call option expires unexercised, the Portfolio realizes a gain in the amount of the premium on the option less the commission paid. Such a gain, however, may be offset by depreciation in the market value of the underlying security (currency) during the option period. If a call option is exercised, the Portfolio realizes a gain or loss from the sale of the underlying security (currency) equal to the difference between the purchase price of the underlying security (currency) and the proceeds of the sale of the security (currency) plus the premium received on the option less the commission paid.

Options written by the Portfolio normally have expiration dates of up to eighteen months from the date written. The exercised price of a call option may be below, equal to or above the current market value of the underlying security at the time the option is written.

COVERED PUT WRITING. As a writer of a covered put option, the Portfolio would incur an obligation to buy the security underlying the option from the purchaser of the put, at the option's exercise price at any time during the option period, at the purchaser's election (certain listed and OTC put options written by the Portfolio will be exercisable by the purchaser only on a specific date). A put is "covered" if at all times the Portfolio maintains with its custodian (in a segregated account) cash, U.S. government or other high-grade obligations, or other high-quality liquid securities, in an amount equal to at least the exercise price of the option. Similarly, a short put position could be covered by the Portfolio by its purchase of a put option on the same security (currency) as the underlying security of the written option, where the exercise price of the purchased option is equal to or more than the exercise price of the put written or less than the exercise price of the put written if the marked to market difference is maintained by the Portfolio in cash, U.S. government or other high-grade debt obligations, or other high-quality liquid securities, that the Portfolio holds in a segregated account maintained at its custodian. In writing puts, the Portfolio assumes the risk of loss should the market value of the underlying security (currency) decline below the exercise price of the option (any loss being decreased by the receipt of the premium on the option written). In the case of listed options, during the option period the Portfolio may be required, at any time, to make payment of the exercise price against delivery of the underlying security (currency). The operation of and limitations on covered put options in other respects are substantially identical to those of call options.

The Portfolio will write put options for three purposes: (i) to receive the income derived from the premiums paid by purchasers; (ii) when the investment adviser wishes to purchase the security (or a security denominated in the currency underlying the option) underlying the option at a price lower than its current market price (in which case it will write the covered put at an exercise price reflecting the lower purchase price sought); and (iii) to close out a long put option position. The potential gain on a covered put option is limited to the premium received on the option (less the commissions paid on the transaction) while the potential loss equals the differences between the exercise price of the option and the current market price of the underlying securities (currencies) when the put is exercised, offset by the premium received (less the commissions paid on the transaction).

PURCHASING CALL AND PUT OPTIONS. The Portfolio may purchase listed and OTC call and put options in amounts equaling up to 5% of its total assets. The Portfolio may purchase a call option in order to close out a covered call position (see "Covered Call Writing"), to protect against an increase in price of a security it anticipates purchasing or, in the case of a call option on foreign currency, to hedge against an adverse exchange rate move of the currency in which the security it anticipates purchasing is denominated vis-a-vis the currency in which the exercise price is denominated. The purchase of the call option to effect a closing transaction on a call written over-the-counter may be a listed or an OTC option. In either case, the call purchased is likely to be on the same securities (currencies) and have the same terms as the written option. If purchased over-the-counter, the option would generally be acquired from the dealer or financial institution which purchased the call written by the Portfolio.

The Portfolio may purchase put options on securities (currencies) that it holds in its portfolio to protect itself against a decline in the value of the security and to close out written put option positions. If the value of the underlying security (currency) were to fall below the exercise price of the put purchased in an amount greater then the premium paid for the option, the Portfolio would incur no additional loss. In addition, the Portfolio may sell a put option it has previously purchased prior to the sale of the securities (currencies) underlying such option. Such a sale would result in a net gain or loss depending upon whether the amount received on the sale is more or less than the premium and other transaction costs paid on the put option that is sold. Any such gain or loss could be offset in whole or in part by a change in the market value of the underlying security (currency). If a put option purchased by the Portfolio expired without being sold or exercised, the premium would be lost.

RISKS OF OPTIONS TRANSACTIONS. During the option period, the covered call writer has, in return for the premium on the option, given up the opportunity for capital appreciation above the exercise price if the market price of the underlying security (or the value of its denominated currency) increases but has retained the risk of loss if the price of the underlying security (or the value of its denominated currency) declines. The writer has no control over the time when it may be required to fulfill its obligation as a writer of the option.
Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver or receive the underlying securities at the exercise price.

Prior to exercise or expiration, an option position can only be terminated by entering into a closing purchase or sale transaction. If a covered call option writer is unable to effect a closing purchase transaction or to purchase an offsetting OTC option, it cannot sell the underlying security until the option expires or the option is exercised. Accordingly, a covered call option writer may not be able to sell an underlying security at a time when it might otherwise be advantageous to do so. A covered put option writer who is unable to effect a closing purchase transaction or to purchase an offsetting OTC option would continue to bear the risk of decline in the market price of the underlying security until the option expires or is exercised. In addition, a covered put writer would be unable to utilize the amount held in cash, U.S. Government or other high-grade short-term obligations, or other high-quality liquid securities, as security for the put option for other investment purposes until the exercise or expiration of the option.

The Portfolio's ability to close out its position as a writer of an option is dependent upon the existence of a liquid secondary market on option exchanges. There is no assurance that such a market will exist, particularly in the case of OTC options, since such options will generally only be closed out by entering into a closing purchase transaction with the purchasing dealer. However, the Portfolio may be able to purchase an offsetting option that does not close out its position as a writer but constitutes an asset of equal value to the obligation under the option written. If the Portfolio is not able to either enter into a closing purchase transaction or purchase an offsetting position, it will be required to maintain the securities subject to the call, or the collateral underlying the put, even though it might not be advantageous to do so, until a closing transaction can be entered into (or the option is exercised or expires).

Among the possible reasons for the absence of a liquid secondary market on an exchange are: (i) insufficient trading interest in certain options; (ii) restrictions on transactions imposed by an exchange; (iii) trading halts, suspensions or other restrictions imposed with respect to particular classes or series of options or underlying securities; (iv) interruption of the normal operations on an exchange; (v) inadequacy of the facilities of an exchange or the OCC to handle current trading volume; or (vi) a decision by one or more exchanges to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist.

In the event of the bankruptcy of a broker through which the Portfolio engages in transactions in options, the Portfolio could experience delays and/or losses in liquidating open positions purchased or sold through the broker and/or incur a loss of all or part of its margin deposits with the broker. Similarly, in the event of the bankruptcy of the writer of an OTC option purchased by the Portfolio, the Portfolio could experience a loss of all or part of the value of the option. Transactions will be entered into by the Portfolio only with brokers or financial institutions deemed creditworthy by SCMI.

Exchanges have established limitations governing the maximum number of options on the same underlying security or futures contract (whether or not covered) that may be written by a single investor, whether acting alone or in concert with others (regardless of whether such options are written on the same or different exchanges or are held or written on one or more accounts or through one or more brokers). An exchange may order the liquidation of positions found to be in violation of these limits and it may impose other sanctions or restrictions. These position limits may restrict the number of listed options which the Portfolio may write.

The hours of trading for options may not conform to the hours during which the underlying securities are traded. If the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the option markets.

The extent to which the Portfolio may enter into transactions involving options may be limited by the Internal Revenue Code's requirements for qualification as a regulated investment company and the Portfolio's intention to manage its investment portfolio to permit its investors to so qualify. (see "Taxation").

FUTURES CONTRACTS. The Portfolio may purchase and sell interest-rate, currency, and index futures contracts ("futures contracts") that are traded on U.S. and foreign commodity exchanges, on such underlying securities as U.S. Treasury bonds, notes and bills, and/or any foreign government fixed-income security ("interest-rate futures contracts"), on various currencies ("currency futures contracts") and on such indices of U.S. and foreign securities as may exist or come into being ("index futures contracts").

The Portfolio may purchase or sell interest-rate futures contracts for the purpose of hedging some or all of the value of its portfolio securities (or anticipated portfolio securities) against changes in prevailing interest rates. If the investment adviser anticipates that interest rates may rise and, concomitantly, that the price of certain of its portfolio securities fall, the Portfolio may sell an interest-rate futures contract. If declining interest rates are anticipated, the Portfolio may purchase an interest-rate futures contract to protect against a potential increase in the price of securities the Portfolio intends to purchase. Subsequently, appropriate securities may be purchased by the Portfolio in an orderly fashion; as securities are purchased, corresponding futures positions would be terminated by offsetting sales of contracts.

The Portfolio may purchase or sell currency futures contracts on currencies in which its portfolio securities (or anticipated portfolio securities) are denominated for the purposes of hedging against anticipated changes in currency exchange rates. The Portfolio may enter into currency futures contracts for the same reasons as set forth above for entering into forward foreign currency exchange contracts; namely, to secure the value of a security purchased or sold in a given currency vis-a-vis a different currency or to hedge against an adverse currency exchange rate movement of a portfolio security's (or anticipated portfolio security's) denominated currency vis-a-vis a different currency.

The Portfolio may purchase or sell index futures contracts for the purpose of hedging some or all of its portfolio (or anticipated portfolio) securities against changes in their prices. If it anticipates that the prices of securities it holds may fall, the Portfolio may sell an index futures contract. Conversely, if the Portfolio wishes to hedge against anticipated price rises in those securities which it intends to purchase, the Portfolio may purchase an index futures contract.

In addition to the above, interest-rate, currency and index futures contracts will be bought or sold in order to close out short or long positions maintained by the Portfolio in corresponding futures contracts.

Although most interest-rate futures contracts call for actual delivery or acceptance of securities, the contracts usually are closed out before the settlement date without making or taking delivery. A futures contract sale is closed out by effecting a futures contract purchase for the same aggregate amount of the specific type of security (currency) and the same delivery date. If the sale price exceeds the offsetting purchase price, the seller would be paid the difference and would realize a gain. If the offsetting purchase price exceeds the sale price, the seller would pay the difference and would realize a loss. Similarly, a futures contract purchase is closed out by effecting a futures contract sale for the same aggregate amount of the specific type of security (currency) and the same delivery date. If the offsetting sale price exceeds the purchase price, the purchaser would realize a gain, whereas if the purchase price exceeds the offsetting sale price, the purchaser would realize a loss. There is no assurance that the Portfolio will be able to enter into a closing transaction.

INTEREST-RATE FUTURES CONTRACTS. When the Portfolio enters into an interest-rate futures contract, it is initially required to deposit with the Portfolio's custodian (in a segregated account in the name of the broker performing the transaction) an "initial margin" of cash, U.S. Government or other high-grade short-term obligations, or other high-quality liquid securities, equal to approximately 2% of the contract amount. Initial margin requirements are established by the exchanges on which futures contracts trade and may change. In addition, brokers may establish margin deposit requirements in excess of those required by the exchanges.

Initial margin in futures transactions is different from margin in securities transactions in that initial margin does not involve the borrowing of money by a brokers' client but is, rather, a good faith deposit on the futures contract that will be returned to the Portfolio upon the proper termination of the futures contract. The margin deposits made are marked to market daily, and the Portfolio may be required to make subsequent deposits with the Portfolio's futures contract clearing broker of cash or U.S. Government securities (called "variation margin") that are reflective of price fluctuations in the futures contract.

CURRENCY FUTURES CONTRACTS. Generally, foreign currency futures contracts provide for the delivery of a specified amount of a given currency, on the exercise date, for a set exercise price denominated in U.S. dollars or other currency. Foreign currency futures contracts would be entered into for the same reason and under the same circumstances as forward foreign currency exchange contracts. SCMI assesses such factors as cost spreads, liquidity and transaction costs in determining whether to use futures contracts or forward contracts in its foreign currency transactions and hedging strategy.

Purchasers and sellers of foreign currency futures contracts are subject to the same risks that apply generally to the buying and selling of futures contracts. In addition, there are risks associated with foreign currency futures contracts and their use as a hedging device similar to those associated with options on foreign currencies described above. Further, settlement of a foreign currency futures contract must occur within the country issuing the underlying currency. Thus, the Portfolio must accept or make delivery of the underlying foreign currency in accordance with any U.S. or foreign restrictions or regulations regarding the maintenance of foreign banking arrangements by U.S. residents and may be required to pay any fees, taxes or charges associated with such delivery that are assessed in the issuing country.

INDEX FUTURES CONTRACTS. The Portfolio may invest in index futures contracts. An index futures contract sale creates an obligation by the Portfolio, as seller, to deliver cash at a specified future time. An index futures contract purchase would create an obligation by the Portfolio, as purchaser, to take delivery of cash at a specified future time. Futures contracts on indices do not require the physical delivery of securities but provide for a final cash settlement on the expiration date that reflects accumulated profits and losses credited or debited to each party's account.

The Portfolio is required to maintain margin deposits with brokerage firms through which it effects index futures contracts in a manner similar to that described above for interest-rate futures contracts. In addition, due to current industry practice, daily variations in gain and loss on open contracts are required to be reflected in cash in the form of variation margin payments. The Portfolio may be required to make additional margin payments during the term of the contract.

At any time prior to expiration of the futures contract, the Portfolio may elect to close the position by taking an opposite position, which will operate to terminate the Portfolio's position in the futures contract. A final determination of variation margin is then made, additional cash may be required to be paid by or released to the Portfolio and the Portfolio realizes a loss or gain.

OPTIONS ON FUTURES CONTRACTS. The Portfolio may purchase and write call and put options on futures contracts traded on an exchange and may enter into closing transactions with respect to such options to terminate an existing position. An option on a futures contract gives the purchaser the right (in return for the premium paid) to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the term of the option. Upon exercise of the option, the delivery of the position in the futures contract by the writer of the option to the holder of the option is accompanied by delivery of the accumulated balance in the writer's futures margin account, which represents the amount by which the market price of the futures contract at the time of exercise exceeds, in case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract.

The Portfolio may purchase and write options on futures contracts for purposes identical to those set forth above for the purchase of a futures contract (purchase of a call option or sale of a put option) and the sale of a futures contract (purchase of a put option or sale of a call option), or to close out a long or short position in futures contracts. If, for example, the investment adviser wished to protect against an increase in interest rates and the resulting negative impact on the value of a portion of its fixed-income portfolio, it might write a call option on an interest-rate futures contract, the underlying security of which correlates with the portion of the portfolio the investment adviser seeks to hedge. Any premiums received in the writing of options on futures contracts may provide a further hedge against losses resulting from price declines in portions of the Portfolio's investment portfolio.

Options on foreign currency futures contracts may involve certain additional risks. Trading options on foreign currency futures contracts is relatively new. The ability to establish and close out positions on such options is subject to the maintenance of a liquid secondary market. To reduce this risk, the Portfolio will not purchase or write options on foreign currency futures contracts unless and until, in SCMI's opinion, the market for such options has developed sufficiently that the risks in connection with them are not greater than the risks in connection with transactions in the underlying foreign currency futures contracts.

LIMITATIONS ON FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The Portfolio may not enter into futures contracts or purchase related options thereon if, immediately thereafter, the amount committed to margin plus the amount paid for premiums for unexpired options on futures contracts exceeds 5% of the value of the Portfolio's total assets, after taking into account unrealized gain and unrealized loss on such contracts it has entered into, provided, however, that in the case of an option that is in-the-money (the exercise price of the call
(put) option is less (more) than the market price of the underlying security) at the time of purchase, the in-the-money amount may be excluded in calculating the 5%. However, there is no overall limitation on the percentage of the Portfolio's assets that may be subject to a hedge position. In addition, in accordance with the regulations of the Commodity Futures Trading Commission ("CFTC") under which the Portfolio is exempted from registration as a commodity pool operator, the Portfolio may only enter into futures contracts and options on futures contracts transactions for purposes of hedging a part or all of its portfolio. Except as described above, there are no other limitations on the use of futures and options thereon by the Portfolio.

The writer of an option on a futures contract is required to deposit initial and variation margin pursuant to requirements similar to those applicable to futures contracts. Premiums received from the writing of an option on a futures contract are included in initial margin deposits.

RISKS OF TRANSACTIONS IN FUTURES CONTRACTS AND RELATED OPTIONS. The Portfolio may sell a futures contract to protect against the decline in the value of securities (or the currency in which they are denominated) held by the Portfolio. However, it is possible that the futures market may advance and the value of the Portfolio's securities (or the currency in which they are denominated) may decline. If this occurs, the Portfolio will lose money on the futures contract and also experience a decline in value of its portfolio securities. While this might occur for only a very brief period or to a very small degree, over time the value of a diversified portfolio will tend to move in the same direction as the futures contracts.

If the Portfolio purchases a futures contract to hedge against the increase in value of securities it intends to buy (or the currency in which they are denominated) and the value of such securities (currencies) decreases, then the Portfolio may determine not to invest in the securities as planned and will realize a loss on the futures contract that is not offset by a reduction in the price of the securities.

If the Portfolio has sold a call option on a futures contract, it will cover this position by holding (in a segregated account maintained at its custodian) cash, U.S. Government securities or other high-grade debt obligations, or other high-quality liquid securities, equal in value (when added to any initial or variation margin on deposit) to the market value of the securities (currencies) underlying the futures contract or the exercise price of the option. Such a position may also be covered by owning the securities (currencies) underlying the futures contract or by holding a call option permitting the Portfolio to purchase the same contract at a price no higher than the price at which the short position was established.

In addition, if the Portfolio holds a long position in a futures contract, it will hold cash, U.S. Government or other high-grade debt obligations, or other high-quality liquid securities, equal to the purchase price of the contract (less the amount of initial or variation margin on deposit) in a segregated account maintained for the Portfolio by its custodian. Alternatively, the Portfolio could cover its long position by purchasing a put option on the same futures contract with an exercise price as high or higher than the price of the contract held by the Portfolio.

Exchanges limit the amount by which the price of a futures contract may move on any day. If the price moves equal the daily limit on successive days, then it may prove impossible to liquidate a futures position until the daily limit moves have ceased. In the event of adverse price movements, the Portfolio would continue to be required to make daily cash payments of variation margin on open futures contract positions. In such situations, if the Portfolio has insufficient cash, it may have to sell portfolio securities to meet daily variation margin requirements at a time when it may be disadvantageous to do so. In addition, the Portfolio may be required to take or make delivery of the instruments underlying interest-rate futures contracts it holds at a time when it is disadvantageous to do so. The inability to close out options and futures contract positions could also have an adverse impact on the Portfolio's ability to effectively hedge its portfolio.

Futures contracts and options thereon that are purchased or sold on foreign commodities exchanges may have greater price volatility than their U.S. counterparts. Furthermore, foreign commodities exchanges may be less regulated and under less governmental scrutiny than U.S. exchanges, and brokerage commissions, clearing costs and other transaction costs may be higher. Greater margin requirements may limit the Portfolio's ability to enter into certain commodity transactions on foreign exchanges. Moreover, differences in clearance and delivery requirements on foreign exchanges may cause delays in the settlement of the Portfolio's foreign exchange transactions.

In the event of the bankruptcy of a broker through which the Portfolio engages in transactions in futures or options thereon, the Portfolio could experience delays and/or losses in liquidating open positions purchased or sold through the broker and/or incur a loss of all or part of its margin deposits with the broker. Similarly, in the event of the bankruptcy of the writer of an OTC option purchased by the Portfolio, the Portfolio could experience a loss of all or part of the value of the option. Transactions are entered into by the Portfolio only with brokers or financial institutions deemed creditworthy by SCMI.

While the futures contracts and options transactions in which the Portfolio engages for the purpose of hedging its portfolio securities are not speculative in nature, there are risks inherent in the use of such instruments. One such risk that may arise in employing futures contracts to protect against the price volatility of portfolio securities (and the currencies in which they are denominated) is that the prices of securities and indices subject to futures contracts (and thereby the futures contract prices) may correlate imperfectly with the behavior of the cash prices of the Portfolio's portfolio securities (and the currencies in which they are denominated). Another such risk is that prices of interest-rate futures contracts may not move in tandem with the changes in prevailing interest rates against which the Portfolio seeks a hedge. A correlation may also be distorted by the fact that the futures market is dominated by short-term traders seeking to profit from the difference between a contract or security price objective and their cost of borrowed funds. Such distortions are generally minor and are expected to diminish as the contract approaches maturity.

There may exist an imperfect correlation between the price movements of futures contracts purchased by the Portfolio and the movements in the prices of the securities (currencies) which are the subject of the hedge. If participants in the futures market elect to close out their contracts through offsetting transactions rather than meet margin deposit requirements, distortions in the normal relationship between the debt securities or currency markets and futures markets could result. Price distortions could also result if investors in futures contracts choose to make or take delivery of underlying securities rather than engage in closing transactions due to the resultant reduction in the liquidity of the futures market. In addition, because the deposit requirements in the futures markets are less onerous than margin requirements in the cash market, increased participation by speculators in the futures market can be anticipated with the resulting speculation causing temporary price distortions. Due to the possibility of price distortions in the futures contracts market and because of the imperfect correlation between movements in the prices of securities and movements in the prices of futures contracts, a correct forecast of interest-rate trends may still not result in a successful hedging transaction.

There is no assurance that a liquid secondary market will exist for futures contracts and related options in which the Portfolio may invest. In the event a liquid market does not exist, it may not be possible to close out a futures position, and in the event of adverse price movements, the Portfolio would continue to be required to make daily cash payments of variation margin. In addition, limitations imposed by an exchange or board of trade on which futures contracts are traded may compel the Portfolio to or prevent it from closing out a contract, which may result in reduced gain or increased loss to the Portfolio. The absence of a liquid market in futures contracts might cause the Portfolio to make or take delivery of the underlying securities (currencies) at a time when it may be disadvantageous to do so.

The extent to which the Portfolio may enter into transactions involving futures contracts and options thereon may be limited by the Internal Revenue Code's requirements for qualification as a regulated investment company and the Portfolio's intention to qualify as such (see "Taxation").

WARRANTS AND STOCK RIGHTS

The Portfolio may invest in warrants, which are options to purchase an equity security at a specified price (usually representing a premium over the applicable market value of the underlying equity security at the time of the warrant's issuance). Investments in warrants involve certain risks, including the possible lack of a liquid market for the resale of the warrants, potential price fluctuations as a result of speculation or other factors and failure of the price of the underlying security to reach a level at which the warrant can be prudently exercised (in which case the warrant may expire without being exercised, resulting in the loss of the Portfolio's entire investment therein). The prices of warrants do not necessarily move parallel to the prices of the underlying securities. Warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

In addition, the Portfolio may invest up to 5% of its assets (at the time of investment) in stock rights. A stock right is an option given to a shareholder to buy additional shares at a predetermined price during a specified time period.

CONVERTIBLE SECURITIES

The Portfolio may invest in convertible preferred stocks and convertible debt securities ("convertible securities"). A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. Convertible securities rank senior to common stocks in a corporation's capital structure and, therefore, carry less risk than the corporation's common stock. The value of a convertible security is a function of its "investment value" (its value as if it did not have a conversion privilege), and its "conversion value" (the security's worth if it were to be exchanged for the underlying security, at market value, pursuant to its conversion privilege).

DEBT-TO-EQUITY CONVERSIONS

The Portfolio may invest up to 5% of its net assets in debt-to-equity conversions. Debt-to-equity conversion programs are sponsored in varying degrees by certain emerging market countries, particularly in Latin America, and permit investors to use external debt of a country to make equity investments in local companies. Many conversion programs relate primarily to investments in transportation, communication, utilities and similar infrastructure-related areas. The terms of the programs vary from country to country, but include significant restrictions on the application of proceeds received in the conversion and on the repatriation of investment profits and capital. When inviting conversion applications by holders of eligible debt, a government usually specifies the minimum discount from par value that it will accept for conversion. SCMI believes that debt-to-equity conversion programs may offer investors opportunities to invest in otherwise restricted equity securities that have a potential for significant capital appreciation and intends to invest assets of the Portfolio to a limited extent in such programs under appropriate circumstances. There can be no assurance that debt-to-equity conversion programs will continue to be successful or that the Portfolio will be able to convert all or any of its emerging market debt portfolio into equity investments.

U.S. GOVERNMENT SECURITIES

The Portfolio may invest in securities issued or guaranteed by the U.S. Government (or its agencies, instrumentalities or government-sponsored enterprises). Agencies, instrumentalities and government-sponsored enterprises that have been established or sponsored by the U.S. Government and issue or guarantee debt securities include the Bank for Cooperatives, the Export-Import Bank, the Federal Farm Credit System, the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation, the Federal Intermediate Credit Banks, the Federal Land Banks, the Federal National Mortgage Association, the Government National Mortgage Association and the Student Loan Marketing Association. Except for obligations issued by the U.S. Treasury and the Government National Mortgage Association, none of the obligations of the other agencies, instrumentalities or government-sponsored enterprises referred to above are backed by the full faith and credit of the U.S. Government. There can be no assurance that the U.S. Government will provide financial support to these obligations where it is not obligated to do so.

BANK OBLIGATIONS

The Portfolio may invest in obligations of U.S. banks (including certificates of deposit and bankers' acceptances) whose total assets at the time of purchase exceed $1 billion. Such banks must be members of the Federal Deposit Insurance Corporation. The Portfolio also may hold cash and time deposits denominated in any major currency in foreign banks.

A certificate of deposit is an interest-bearing negotiable certificate issued by a bank against funds deposited in the bank. A bankers' acceptance is a short-term draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction. Although the borrower is liable for payment of the draft, the bank unconditionally guarantees to pay the draft at its face value on the maturity date. A time deposit is a non-negotiable receipt issued by a bank in exchange for the deposit of funds. Similar to a certificate of deposit, a time deposit earns a specified rate of interest over a definite time period; however, it cannot be traded in the secondary markets.

SHORT-TERM DEBT SECURITIES

The Portfolio may invest in commercial paper -- short-term unsecured promissory notes issued in bearer form by bank holding companies, corporations and finance companies. The commercial paper purchased by the Portfolio for temporary defensive purposes consists of direct obligations of domestic issuers that at the time of investment are rated "P-1" by Moody's Investors Service ("Moody's") or "A-1" by Standard & Poor's ("S&P"), or securities that, if not rated, are issued by companies having an outstanding debt issue currently rated "Aaa" or "Aa" by Moody's or "AAA" or "AA" by S&P. The rating "P-1" is the highest commercial paper rating assigned by Moody's and the rating "A-1" is the highest commercial paper rating assigned by S&P. The Portfolio also may invest in variable rate master demand notes, which are obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payer of such notes. Generally both parties have the right to vary the amount of the outstanding indebtedness on the notes.

REPURCHASE AGREEMENTS

The Portfolio may invest in securities subject to repurchase agreements that mature or may be terminated by notice in seven days or less with banks or broker-dealers. In a typical repurchase agreement the seller of a security commits itself at the time of the sale to repurchase that security from the buyer at a mutually agreed-upon time and price. The repurchase price exceeds the sale price, reflecting an agreed-upon interest rate effective for the period the buyer owns the security subject to repurchase. The agreed-upon rate is unrelated to the interest rate on that security. SCMI monitors the value of the underlying security at the time the transaction is entered into and at all times during the term of the repurchase agreement to insure that the value of the security always equals or exceeds the repurchase price. If a seller defaults under a repurchase agreement, the Portfolio may have difficulty exercising its rights to the underlying securities and may incur costs and experience time delays in connection with the disposition of such securities. To evaluate potential risks, SCMI reviews the credit-worthiness of banks and dealers with which the Portfolio enters into repurchase agreements.

LIQUIDITY

"Liquidity" under "Investment Policies" in Part A sets forth the circumstances in which the Portfolio may invest in "restricted securities". In connection with the Portfolio's original purchase of restricted securities, it may negotiate rights with the issuer to have such securities registered for sale at a later time. Further, the registration expenses of illiquid restricted securities may also be negotiated by the Portfolio with the issuer at the time such securities are purchased by the Portfolio. When registration is required, however, a considerable period may elapse between the decision to sell the securities and the time the Portfolio would be permitted to sell such securities. A similar delay might be experienced in attempting to sell such securities pursuant to an exemption from registration. Thus, the Portfolio may not be able to obtain as favorable a price as that prevailing at the time of the decision to sell. If SCMI determines that a "restricted security" is liquid pursuant to guidelines adopted by the Trust Board, the security is not deemed illiquid. These guidelines take into account trading activity for the securities and the availability of reliable pricing information, among other factors. If there is a lack of trading interest in a particular restricted security, that security may become illiquid, which could affect the Fund's liquidity.

LOANS OF PORTFOLIO SECURITIES

The Portfolio may lend its portfolio securities subject to the restrictions stated in Part A. Under applicable regulatory requirements (which are subject to change), the loan collateral must: (i) on each business day, at least equal the market value of the loaned securities; and (ii) consist of cash, bank letters of credit, U.S. Government securities, other cash equivalents or liquid securities in which the Portfolio is permitted to invest. To be acceptable as collateral, letters of credit must obligate a bank to pay amounts demanded by the Portfolio if the demand meets the terms of the letter. Such terms and the issuing bank must be satisfactory to the Portfolio. When lending portfolio securities, the Portfolio receives from the borrower an amount equal to the interest paid or the dividends declared on the loaned securities during the term of the loan plus the interest on the collateral securities (less any finders' or administrative fees the Portfolio pays in arranging the loan). The Portfolio may share the interest it receives on the collateral securities with the borrower if it realizes at least a minimum amount of interest required by the lending guidelines established by the Trust's Board of Trustees (the "Trust Board"). The Portfolio will not lend its portfolio securities to any officer, director, employee or affiliate of the Portfolio or SCMI. The terms of the Portfolio's loans must meet certain tests under the Internal Revenue Code and permit the Portfolio to reacquire loaned securities on five business days' notice or in time to vote on any important matter.

The market value of portfolio securities purchased with cash collateral may decline. Loans of securities by the Portfolio are subject to termination at the Portfolio's or the borrower's option. The Portfolio may pay reasonable negotiated fees in connection with loaned securities, so long as such fees are set forth in a written contract and approved by the Board.

                             INVESTMENT RESTRICTIONS

The following investment restrictions restate or are in addition to those described under "Investment Restrictions" and "Investment Policies" in Part A. These restrictions, unless otherwise indicated, are fundamental policies of the Portfolio and cannot be changed without the vote of a "majority" of the Portfolio's outstanding Interests. Under the Investment Company Act of 1940, as amended ("1940 Act"), such a "majority" vote is defined as the vote of the holders of the lesser of: (1) 67% of more of the shares present or represented by proxy at a meeting of shareholders, if the holders of more than 50% of the outstanding shares are present; or (2) more than 50% of the outstanding shares. Under these additional restrictions, the Portfolio will not:

1.       DIVERSIFICATION

                           with  respect  to  75%  of  its  assets,  purchase  a
                  security (other than a U.S. government security or a security of an investment company) if, as a result: (1) more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer; or (2) the Portfolio would own more than 10% of the outstanding voting securities of any single issuer.

2.       INDUSTRY CONCENTRATION

                  purchase a security if, as a result, more than 25% of the Portfolio's total assets would be invested in securities of issuers conducting their principal business activities in the same industry. For purposes of this limitation, there is no limit on: (1) investments in U.S. government securities, in repurchase agreements covering U.S. government securities, in securities issued by the states, territories or possessions of the United States ("municipal securities") or in foreign government securities; or (2) investment in issuers domiciled in a single jurisdiction. Notwithstanding anything to the contrary, to the extent permitted by the 1940 Act, each
                  Portfolio  may  invest  in one or more  investment  companies;
                  provided that, except to the extent the Portfolio invests in other investment companies pursuant to Section 12(d)(1)(A) of the 1940 Act, the Portfolio treats the assets of the investment companies in which it invests as its own for purposes of this policy.

3.       BORROWING

                           borrow money if, as a result,  outstanding borrowings
                  would exceed an amount equal to one third of the Portfolio's total assets.

4.       REAL ESTATE

                           purchase  or sell real  estate  unless  acquired as a
                  result of ownership of securities or other instruments (but this shall not prevent the Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business).

5.       LENDING

                           make loans to other  parties.  For  purposes  of this
                  limitation, entering into repurchase agreements, lending securities and acquiring any debt security are not deemed to be the making of loans.

6.       COMMODITIES

                           purchase or sell physical commodities unless acquired
                  as a result of ownership of securities or other instruments (but this shall not prevent the Portfolio from purchasing or selling options and futures contracts or from investing in securities or other instruments backed by physical commodities).

7.       UNDERWRITING

                           underwrite (as that term is defined in the Securities
                  Act of 1933, as amended) securities issued by other persons except, to the extent that in connection with the disposition of the Portfolio's assets, the Portfolio may be deemed to be an underwriter.

8.       SENIOR SECURITIES

                           issue any class of  senior  securities  except to the
                  extent consistent with the 1940 Act.

NONFUNDAMENTAL LIMITATIONS

The Portfolio has adopted the following nonfundamental investment limitations. A nonfundamental policy does not override a fundamental limitation. The policies of the Portfolio may be changed by the Board without shareholder approval.

1.       BORROWING

                    for purposes of the  limitation on borrowing,  the following are not treated as borrowings to the extent they are fully collateralized: (1) the delayed delivery of purchased securities (such as the purchase of when-issued securities); (2) reverse repurchase agreements; (3) dollar-roll transactions; and (5) the lending of securities ("leverage transactions"). (See fundamental Limitation No. 3 "Borrowing" above.

2.       LIQUIDITY

                           invest  more  than  15% of its  net  assets  in:  (1)
                  securities that cannot be disposed of within seven days at their then-current value; (2) repurchase agreements not entitling the holder to payment of principal within seven days; and (3) securities subject to restrictions on the sale of the securities to the public without registration under the 1933 Act ("restricted securities") that are not readily marketable. Each Portfolio may treat certain restricted securities as liquid pursuant to guidelines adopted by the Board.

3.       EXERCISING CONTROL OF ISSUERS

                           make   investments  for  the  purpose  of  exercising
                  control of an issuer. Investments by a Portfolio in entities created under the laws of foreign countries solely to facilitate investment in securities in that country will not be deemed the making of investments for the purpose of exercising control.

4.       OTHER INVESTMENT COMPANIES

                  invest in securities of another investment company, except to the extent permitted by the 1940 Act.

5.       SHORT SALES AND PURCHASING ON MARGIN
                           sell  securities  short,  unless  it  owns or has the
                  right to obtain securities equivalent in kind and amount to the securities sold short (short sales "against the box"), and provided that transactions in futures contracts and options are not deemed to constitute selling securities short.

                           purchase   securities   on  margin,   except  that  a
                  Portfolio may use short-term credit for the clearance of the Portfolio's transactions, and provided that initial and variation margin payments in connection with futures contracts and options on futures contracts shall not constitute purchasing securities on margin.

6.                LENDING

                           lend a security if, as a result, the amount of loaned
                  securities would exceed an amount equal to one third of the Portfolio's total assets.

MANAGEMENT OF THE TRUST
-----------------------

The following information relates to the principal occupations of each Trustee and executive officer of the Trust during the past five years and shows the nature of any affiliation with SCMI or Schroder Fund Advisors Inc. ("Schroder Advisors"). Each of these individuals currently serves in the same capacity for Schroder Capital Funds (Delaware), an investment company with series that invests all of their assets in the Portfolio or other portfolios of the Trust, and for Schroder Capital Funds II, a registered investment company.

PETER E. GUERNSEY, 75, c/o the Trust, Two Portland Square, Portland, Maine - Trustee of the Trust; Insurance Consultant since August 1986; prior thereto Senior Vice President, Marsh & McLennan, Inc., insurance brokers.

JOHN I. HOWELL, 80, c/o the Trust, Two Portland Square, Portland, Maine - Trustee of the Trust; Private Consultant since February 1987; Honorary Director, American International Group, Inc.; Director, American International Life Assurance Company of New York.

CLARENCE F. MICHALIS, 75, c/o the Trust, Two Portland Square, Portland, Maine - Trustee of the Trust; Chairman of the Board of Directors, Josiah Macy, Jr. Foundation (charitable foundation).

HERMANN C. SCHWAB, 77, c/o the Trust, Two Portland Square, Portland, Maine - Chairman and Trustee of the Trust; retired since March, 1988; prior thereto, consultant to SCMI since February 1, 1984.

MARK J. SMITH*, 35, 33 Gutter Lane, London, England - President and Trustee of the Trust; Senior Vice President and Director of SCMI since April 1990; Director and Senior Vice President, Schroder Advisors.

MARK ASTLEY, 33, 787 Seventh Avenue, New York, New York - Vice President of the Trust; First Vice President of SCMI, prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1987.

ROBERT G. DAVY, 36, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director of SCMI and Schroder Capital Management International Ltd. since 1994; First Vice President of SCMI since July, 1992; prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1986.

MARGARET H. DOUGLAS-HAMILTON, 55, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Secretary of SCM since July 1995; Senior Vice President (since April 1997) and General Counsel of Schroders Incorporated since May 1987; prior thereto, partner of Sullivan & Worcester, a law firm.

RICHARD R. FOULKES, 51, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Deputy Chairman of SCMI since October 1995; Director and Executive Vice President of Schroder Capital Management International Ltd.
since 1989.

JOHN Y. KEFFER, 54, Two Portland Square, Portland, Maine - Vice President of the Trust; President of FFC, the Fund's transfer and dividend disbursing agent and other affiliated entities including Forum Financial Services, Inc. and Forum Advisors, Inc.

JANE P. LUCAS, 35, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director and Senior Vice President SCMI; Director of SCM since September 1995; Director of Schroder Advisors since September 1996; Assistant Director Schroder Investment Management Ltd. since June 1991.

CATHERINE A. MAZZA, 37, 787 Seventh Avenue, New York, New York - Vice President of the Trust; President of Schroder Advisors since 1997; First Vice President of SCMI and SCM since 1996; prior thereto, held various marketing positions at Alliance Capital, an investment adviser, since July 1985.

MICHAEL PERELSTEIN, 41, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director since May 1997 and Senior Vice President of SCMI since January 1997; prior thereto, Managing Director of MacKay - Shields Financial Corp.

ALEXANDRA POE, 36, 787 Seventh Avenue, New York, New York - Secretary and Vice President of the Trust; Vice President of SCMI since August 1996; Fund Counsel and Senior Vice President of Schroder Advisors since August 1996; Secretary of Schroder Advisors; prior thereto, an investment management attorney with Gordon Altman Butowsky Weitzen Shalov & Wein since July 1994; prior thereto counsel and Vice President of Citibank, N.A. since 1989.

THOMAS G. SHEEHAN, 42, Two Portland Square, Portland, Maine - Acting Treasurer, since September 1997, and Assistant Secretary of the Trust; Managing Director, Forum Financial Services, Inc. since 1993; prior thereto, Special Counsel, U.S. Securities and Exchange Commission, Division of Investment Management, Washington, D.C.

FARIBA TALEBI, 36, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Group Vice President of SCMI since April 1993, employed in various positions in the investment research and portfolio management areas since 1987; Director of SCM since April 1997.

JOHN A. TROIANO, 38, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director of SCM since April 1997; Chief Executive Officer, since July 1, 1997, of SCMI and Managing Director and Senior Vice President of SCMI since October 1995; prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1981.

IRA L. UNSCHULD, 31, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Vice President of SCMI since April, 1993 and an Associate from July, 1990 to April, 1993.

CATHERINE S. WOOLEDGE, 55, Two Portland Square, Portland, Maine - Assistant Treasurer and Assistant Secretary of the Trust - Counsel, Forum Financial Services, Inc. since November 1996. Prior thereto, associate at Morrison & Foerster, Washington, D.C. from October 1994 to November 1996, associate corporate counsel at Franklin Resources, Inc. from September 1993 to September 1994, and prior thereto associate at Drinker Biddle & Reath, Philadelphia, PA.

*    Interested Trustee of the Trust within the meaning of the 1940 Act.

Schroder Advisors is a wholly owned subsidiary of SCMI, which is a wholly owned subsidiary of Schroders Incorporated, which in turn is an indirect, wholly owned U.S. subsidiary of Schroders plc. Schroder Capital Management Inc. ("SCM") is also a wholly owned subsidiary of Schroders Incorporated.

Officers and Trustees who are interested persons of the Trust receive no salary, fees or compensation from the Trust. Independent Trustees of the Trust receive an annual fee of $1,000 and a fee of $250 for each meeting of the

Board attended by them except in the case of Mr. Schwab, who receives an annual fee of $1,500 and a fee of $500 for each meeting attended. The Trust has no bonus, profit sharing, pension or retirement plans.

The following table provides the aggregate compensation paid to the Trustees of the Trust by the Trust and paid to the Trustees of the Trust by all investment companies in the "Fund Complex," which includes Schroder Capital Funds II and Schroder Capital Funds (Delaware), open-end investment companies for which SCMI serves as investment adviser, and Schroder Asian Growth Fund, Inc., a closed-end investment company for which SCMI serves as investment adviser. Information is presented for the twelve month period ended May 31, 1997, the Trust's last fiscal year.

                                                          Pension or                             Total Compensation
                                                     Retirement Benefits                        From Trust And Fund
                                     Aggregate        Accrued As Part of    Estimated Annual      Complex Paid To
                                 Compensation From    Portfolio Expenses      Benefits Upon          Trustees*
Name of Trustee                        Trust                                   Retirement
------------------------------- -------------------- --------------------- -------------------- ---------------------

Mr. Guernsey                          $4,500                  $0                   $0                  $6,750
Mr. Hansmann                           1,500                  0                     0                  13,250
Mr. Howell                             4,500                  0                     0                  6,750
Mr. Michalis                           4,000                  0                     0                  6,000
Mr. Schwab                             8,000                  0                     0                  12,000
Mr. Smith                                0                    0                     0                    0

* In addition to the Trust, "Fund Complex" includes Schroder Capital Funds II, an open-end investment company for which SCMI serves as investment adviser, Schroder Capital Funds (Delaware), an open-end investment company for which SCMI serves as investment adviser, and Schroder Asian Growth Fund, Inc., a closed-end investment company for which SCMI serves as investment adviser.

As of September 30, 1997, the officers and Trustees of the Trust owned, in the aggregate, less than 1% of the Portfolio's outstanding shares.

While the Trust is a Delaware business trust, certain of its Trustees or officers are residents of the United Kingdom and substantially all of their assets may be located outside of the U.S. As a result it may be difficult for U.S. investors to effect service upon such persons within the U.S., or to realize judgments of courts of the U.S. predicated upon civil liabilities of such persons under the Federal securities laws of the U.S. The Trust has been advised that there is substantial doubt as to the enforceability in the United Kingdom of such civil remedies and criminal penalties as are afforded by the Federal securities laws of the U.S. Also it is unclear if extradition treaties now in effect between the U.S. and the United Kingdom would subject such persons to effective enforcement of the criminal penalties of such acts.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.
----------------------------------------------------

As of October 31, 1997, the Portfolio had not commenced operations and, thus, had no control persons or principal holders of securities.

Schroder Capital Funds (Delaware) has informed the Trust that whenever the Fund is requested to vote on matters pertaining to the Portfolio, the Fund will hold a meeting of its shareholders and will cast its vote as instructed by its shareholders. This only applies to matters for which the Fund would be required to have a shareholder meeting if it directly held investment securities rather than invested in the Portfolio. It is anticipated that any other registered investment company (or series thereof) that may in the future invest in the Portfolio will follow the same or a similar practice.

INVESTMENT ADVISORY AND OTHER SERVICES.
--------------------------------------

                          INVESTMENT ADVISORY SERVICES

SCMI, 787 Seventh Avenue, New York, New York, 10019, serves as investment adviser to the Portfolio pursuant to an investment advisory agreement. SCMI is a wholly owned U.S. subsidiary of Schroders Incorporated (doing business in New York State as Schroders Holdings), the wholly owned U.S. holding company subsidiary of Schroders plc. Schroders plc is the holding company parent of a large worldwide group of banks and financial service companies (referred to as the "Schroder Group"), with associated companies and branch and representative offices located in seventeen countries worldwide. The Schroder Group specializes in providing investment management services, with Group funds under management in excess of $175 billion as of September 30, 1997.

Pursuant to the investment advisory agreement, SCMI is responsible for managing the investment and reinvestment of the assets included in the Portfolio and for continuously reviewing, supervising and administering the Portfolio's investments. In this regard, it is the responsibility of SCMI to make decisions relating to the Portfolio's investments and to place purchase and sale orders regarding such investments with brokers or dealers selected by it in its discretion. SCMI also furnishes to the Board, which has overall responsibility for the business and affairs of the Trust, periodic reports on the investment performance of the Portfolio.

Under the terms of the investment advisory agreement, SCMI is required to manage the Portfolio's investment portfolio in accordance with applicable laws and regulations. In making its investment decisions, SCMI does not use material information that may be in its possession or in the possession of its affiliates.

The investment advisory agreement continues in effect provided such continuance is approved annually: (1) by the holders of a majority of the outstanding voting securities of the Portfolio (as defined by the 1940 Act) or by the Board; and
(2) by a majority of the Trustees who are not parties to such agreement or "interested persons" (as defined in the 1940 Act) of any such party. The investment advisory agreement may be terminated without penalty by vote of the Trustees or the interestholders of the Portfolio on 60 days' written notice to the Adviser, or by the Adviser on 60 days' written notice to the Trust, and it terminates automatically if assigned. The investment advisory agreement also provides that, with respect to the Portfolio, neither SCMI nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the performance of its or their duties to the Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of the SCMI's or their duties or by reason of reckless disregard of its or their obligations and duties under the investment advisory agreement.

For SCMI's services, the Portfolio pays SCMI a fee at an annual rate of 1.00% of the Portfolio's average daily net assets.

                             ADMINISTRATIVE SERVICES

On behalf of the Portfolio, the Trust has entered into an administration agreement with Schroder Fund Advisors Inc. ("Schroder Advisors"), 787 Seventh Avenue, New York, New York 10019. The Trust has also entered into a subadministration agreement with Forum Administrative Services, LLC ("Forum"). Pursuant to their agreements, Schroder Advisors and Forum provide certain management and administrative services necessary for the Portfolio's operations, other than the investment management and administrative services provided to the Portfolio by SCMI pursuant to the investment advisory agreement, including among other things: (1) preparation of shareholder reports and communications; (2) regulatory compliance, such as reports to and filings with the Securities and Exchange Commission and state securities commissions; and (3) general supervision of the operation of the Portfolio, including coordination of the services performed by the Portfolio's investment adviser, transfer agent, custodian, independent accountants, legal counsel and others. Schroder Advisors is a wholly owned subsidiary of SCMI, and is a registered broker-dealer organized to act as administrator and distributor of mutual funds. Effective July 5, 1995, Schroder Advisors changed its name from Schroder Capital Distributors Inc.

For these services, Schroder Advisors is entitled to receive from the Portfolio a fee at the annual rate of 0.15% of the Portfolio's average daily net assets. Forum is entitled to receive from the Portfolio a fee at the annual rate of 0.075% of the Portfolio's average daily net assets for its services.

The administrative services agreement and sub-administration agreement are terminable with respect to the Portfolio without penalty, at any time, by vote of a majority of the Trustees who are not "interested persons" of the Trust and who have no direct or indirect financial interest in the administrative services agreement or sub-administration agreement, upon not more than 60 days' written notice to Schroder Advisors or Forum, as appropriate, or by vote of the holders of a majority of the shares of the Portfolio, or, upon 60 days' notice, by Schroder Advisors or Forum. The administrative services agreement will terminate automatically in the event of its assignment.

The sub-administration agreement is terminable with respect to the Portfolio without penalty, at any time, by the Board and Schroder Advisors upon 60 days' written notice to Forum or by Forum upon 60 days' written notice to the Portfolio and Schroder Advisors, as appropriate.

                                    CUSTODIAN

The Chase Manhattan Bank, N.A., through its Global Securities Services division located in London, England, acts as custodian of the Portfolio's assets, but plays no role in making decisions as to the purchase or sale of portfolio securities for the Portfolio. Pursuant to rules adopted under the 1940 Act, the Portfolio may maintain its foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board following a consideration of a number of factors, including (but not limited to) the reliability and financial stability of the institution; the ability of the institution to perform capably custodial services for the Portfolio; the reputation of the institution in its national market; the political and economic stability of the country in which the institution is located; and further risks of potential nationalization or expropriation of Portfolio assets.

                              INDEPENDENT AUDITORS

Coopers & Lybrand L.L.P., One Post Office Square, Boston, Massachusetts 02109, serves as independent auditors for the Trust.

BROKERAGE ALLOCATION AND OTHER PRACTICES

INVESTMENT DECISIONS

Investment decisions for the Portfolio and for the other investment advisory clients of SCMI are made with a view to achieving their respective investment objective. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the security. In some instances, one client may sell a particular security to another client. It also sometimes happens that two or more clients simultaneously purchase or sell the same security, in which event each day's transactions in such security are, insofar as is possible, averaged as to price and allocated between such clients in a manner which in SCMI's opinion is equitable to each and in accordance with the amount being purchased or sold by each. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients.

BROKERAGE AND RESEARCH SERVICES

Transactions on U.S. stock exchanges and other agency transactions involve the payment by the Portfolio of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the United States. Since most brokerage transactions for the Portfolio will be placed with foreign broker-dealers, certain portfolio transaction costs for the Portfolio may be higher than fees for similar transactions executed on U.S. securities exchanges. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price paid by the Portfolio usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by the Portfolio includes a disclosed, fixed commission or discount retained by the underwriter or dealer.

The Investment Advisory Contract authorizes and directs SCMI to place orders for the purchase and sale of the Portfolio's investments with brokers or dealers selected by SCMI in its discretion and to seek "best execution" of such portfolio transactions. SCMI places all such orders for the purchase and sale of portfolio securities and buys and sells securities for the Portfolio through a substantial number of brokers and dealers. In so doing, SCMI uses its best efforts to obtain for the Portfolio the most favorable price and execution available. The Portfolio may, however, pay higher than the lowest available commission rates when SCMI believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction. In seeking the most favorable price and execution, SCMI, having in mind the Portfolio's best interests, considers all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealers involved and the quality of service rendered by the broker-dealers in other transactions.

It has for many years been a common practice in the investment advisory business as conducted in certain countries, including the United States, for advisers of investment companies and other institutional investors to receive research services from broker-dealers which execute portfolio transactions for the clients of such advisers. Consistent with this practice, SCMI may receive research services from broker-dealers with which SCMI places the Portfolio's portfolio transactions. These services, which in some cases may also be purchased for cash, include such items as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to SCMI in advising various of its clients (including the Portfolio), although not all of these services are necessarily useful and of value in managing the Portfolio. The investment advisory fee paid fee paid by the Portfolio is not reduced because SCMI and its affiliates receive such services.

As permitted by Section 28(e) of the Securities Exchange Act of 1934 (the "Act"), SCMI may cause the Portfolio to pay a broker-dealer which provides "brokerage and research services" (as defined in the Act) to SCMI an amount of disclosed commission for effecting a securities transaction for the Portfolio in excess of the commission which another broker-dealer would have charged for effecting that transaction.

Subject to the policy of obtaining the best price consistent with quality of execution on transactions, SCMI may employ: (1) Schroder & Co. Inc. and its affiliates ("Schroder & Co."), affiliates of SCMI, to effect transactions on the New York Stock Exchange; and (2) Schroder Securities Limited and its affiliates ("Schroder Securities"), also affiliates of SCMI, to effect transactions of the Portfolio on certain foreign securities exchanges. Because of the affiliation between SCMI and both Schroder & Co. and Schroder Securities, the Portfolio's payment of commissions to them is subject to procedures adopted by the Board designed to ensure that commissions will not exceed the usual and customary brokers' commissions. No specific portion of the Portfolio's brokerage will be directed to Schroder & Co. or Schroder Securities, and in no event will either receive any brokerage in recognition of research services.

Payment of brokerage commissions to Schroder & Co. and Schroder Securities for effecting such transactions is subject to Section 17(e) of the 1940 Act, which requires, among other things, that commissions for transactions on securities exchanges paid by a registered investment company to a broker which is an affiliated person of such investment company or an affiliated person of another person so affiliated not exceed the usual and customary broker's commissions for such transactions. It is the Portfolio's policy that commissions paid will in the judgment of the officers of SCMI responsible for making portfolio decisions and selecting brokers, be: (1) at least as favorable as commissions contemporaneously charged by Schroder & Co. and Schroder Securities on comparable transactions for its most favored unaffiliated customers; and (2) at least as favorable as those which would be charged on comparable transactions by other qualified brokers having comparable execution capability. The Board of Trustees, including a majority of the non-interested Trustees, has adopted procedures pursuant to Rule 17e-1 promulgated by the SEC under Section 17(e) to ensure that commissions paid to Schroder & Co. and Schroder Securities by the Portfolio satisfy the foregoing standards. The Board will review all transactions at least quarterly for compliance with these procedures.

The Portfolio has no understanding or arrangement to direct any specific portion of its brokerage to Schroder Securities and will not direct brokerage to Schroder Securities in recognition of research services. Schroder Securities commenced operations in 1990.

CAPITAL STOCK AND OTHER SECURITIES
----------------------------------

Under the Trust Instrument, the Trustees are authorized to issue beneficial interest in one or more separate and distinct series. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in the Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolio and other series (collectively, the "portfolios") of the Trust will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Trust or in the Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the interests in the Trust (or the Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Trust Instrument, the Trustees may amend the Trust's Trust Instrument without the vote of investors.

The Trust, with respect to the Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Board. The Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

The Trust is organized as a business trust under the laws of the State of Delaware. The Trust's interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Business Trust Act provides that an interestholder of a Delaware business trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting business trust interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any interestholder held personally liable for the obligations of the Trust. Thus, the risk of an interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which (1) a court refuses to apply Delaware law, (2) no contractual limitation of liability is in effect, and (3) the Trust itself is unable to meet its obligations. In light of Delaware law, the nature of the Trust's business, and the nature of its assets, the Board believes that the risk of personal liability to a Trust interestholder is remote.

PURCHASE, REDEMPTION AND PRICING OF SECURITIES
----------------------------------------------

Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of section 4(2) of the 1933 Act. All investments in the Portfolio are made and withdrawn at the net asset value ("NAV") next determined after an order is received by the Portfolio. NAV per share is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of shares of the Portfolio outstanding. (See Items 6, 7 and 8 in Part A.)

TAX STATUS
----------

The Portfolio will be classified for federal income tax purposes as a partnership that will not be a "publicly traded partnership." As a result, the Portfolio will not be subject to federal income tax; instead, each investor in the Portfolio will be required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. The Portfolio also will not be subject to Delaware income or franchise tax.

Each investor in the Portfolio will be deemed to own a proportionate share of the Portfolio's assets, and to earn a proportionate share of the Portfolio's income, for, among other things, purposes of determining whether the investor satisfies the requirements to qualify as a regulated investment company ("RIC"). Accordingly, the Portfolio intends to conduct its operations so that its investors that intend to qualify as RICs ("RIC investors") will be able to satisfy all those requirements.

Distributions to an investor from the Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in the Portfolio before the distribution, (2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables, and (4) gain or loss may be recognized on a distribution to an investor that contributed property to the Portfolio. An investor's basis for its interest in the Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by (a) the amount of cash and the basis of any property the Portfolio distributes to the investor and (b) the investor's share of the Portfolio's losses.

Dividends and interest received by the Portfolio may be subject to income, withholding, or other taxes imposed by foreign countries and; U.S. possessions that would reduce the yield on its securities. Tax conventions between certain countries and the United States may reduce or eliminate these foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

The Portfolio may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is a foreign corporation that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, a RIC that holds stock of a PFIC (including a RIC investor's indirect holding thereof through its interest in the Portfolio) will be subject to federal income tax on a portion of any "excess distribution" received on the stock or of any gain on disposition of the stock (collectively "PFIC income"), plus interest thereon, even if the RIC distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the RIC's investment company taxable income and, accordingly, will not be taxable to it to the extent that income is distributed to its shareholders.

If the Portfolio invests in a PFIC and elects to treat the PFIC as a "qualified electing fund," then in lieu of the foregoing tax and interest obligation, the Portfolio would be required to include in income each year its pro rata share of the qualified electing fund's annual ordinary earnings and net capital gain (the excess of net long-term capital gain over net short-term capital loss) - which most likely would have to be distributed by the Portfolio's RIC investors to satisfy the distribution requirements applicable to them - even if those earnings and gain were not received by it. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

Three bills passed by Congress in 1991 and 1992 and vetoed by President Bush would have substantially modified the taxation of U.S. shareholders of foreign corporations, including eliminating the provisions described above dealing with PFICs and replacing them (and other provisions) with a regulatory scheme involving entities called "passive foreign corporations." The "Tax Simplification and Technical Corrections Bill of 1993," passed in May 1994 by the House of Representatives, contains the same modifications. It is unclear at this time whether, and in what form, the proposed modifications may be enacted into law.

Proposed regulations have been published pursuant to which certain RICs would be entitled to elect to "mark to market" their stock in certain PFICs. "Marking to market," in this context, means recognizing as gain for each taxable year the excess, as of the end of that year, of the fair market value of each such PFIC's stock over the adjusted basis in that stock (including marked-to-market gain for each prior year for which an election was in effect).

The Portfolio's use of hedging strategies, such as writing (selling) and purchasing options and futures and entering into forward contracts, involves complex rules that will determine for income tax purposes the character and timing of recognition of the gains and losses the Portfolio realizes in connection therewith. The Portfolio's income from foreign currencies (except certain gains therefrom that may be excluded by future regulations), and income from transactions in hedging instruments derived by it with respect to its business of investing in securities or foreign currencies, will qualify as permissible income for its RIC investors under the requirement that at least 90% of a RIC's gross income each taxable year consist of specified types of income.


UNDERWRITERS
------------

Forum Financial Services, Inc., Two Portland Square, Portland, Maine 04101, serves as the Trust's placement agent. The placement agent will receive no compensation for such placement agent services.

CALCULATIONS OF PERFORMANCE DATA
--------------------------------

Not applicable.

FINANCIAL STATEMENTS
--------------------

Not applicable.

                                     PART C
                                OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements.

         (1)      Included in Part A

                  None

         (2)      Included in Part B

                  None

(b)      Exhibits:

         (1) Trust Instrument of Registrant (filed as Exhibit 1 to the Registrant's Registration Statement and incorporated herein by reference).

         (2)      Not applicable.

         (3)      Not applicable.

         (4)      Not applicable.

         (5) (a) Form of Investment Advisory Agreement between Registrant and Schroder Capital Management International Inc. ("SCMI") with respect to International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio and Schroder U.S. Smaller Companies Portfolio (filed as Exhibit 5 to Amendment No. 1 to Registrant's Registration Statement and incorporated herein by reference).

                  (b) Investment Advisory Agreement between Registrant and SCMI with respect to Schroder International Smaller Companies Portfolio (filed as Exhibit 5(b) to Amendment No. 4 to Registrant's Registration Statement and incorporated herein by reference).

         (6)      Not required.

         (7)      Not applicable.

         (8) Form of Custodian Agreement between Registrant and The Chase Manhattan Bank (filed as Exhibit 8 to Registrant's Initial Registration Statement and incorporated herein by reference).

         (9)        (a)  Administration   Agreement   between   Registrant   and
                         Schroder   Fund   Advisors   Inc.   with   respect   to
                         International  Equity Fund,  Schroder  Emerging Markets
                         Fund  Institutional  Portfolio,  Schroder U.S.  Smaller
                         Companies  Portfolio,  Schroder  International  Smaller
                         Companies   Portfolio   and   Schroder   Global   Asset
                         Allocation   Portfolio   (filed  as  Exhibit   9(a)  to
                         Amendment No. 4 to Registrant's Registration Statement and incorporated herein by reference).

                    (b) Sub-administration Agreement between Registrant and Forum Administrative Services, LLC with respect to International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio, Schroder U.S. Smaller
                         Companies Portfolio, Schroder International Smaller Companies Portfolio and Schroder Global asset Allocation

                         Portfolio (filed as Exhibit 9(b) to Amendment No. 4 to Registrant's Registration Statement and incorporated herein by reference).

                    (e) Form of Transfer Agency and Portfolio Accounting Agreement between Registrant and Forum Financial Corp. with respect to International Equity Fund and Schroder Emerging Markets Fund Institutional Portfolio (filed as
                         Exhibit 9(c) to Registrant's Initial Registration Statement and incorporated herein by reference).

                    (f) Form of Placement Agent Agreement between Registrant and Forum Financial Services, Inc. with respect to International Equity Fund and Schroder Emerging Markets Fund Institutional Portfolio (filed as Exhibit 9(d) to Registrant's Initial Registration Statement and incorporated herein by reference).

         (10)     Not required.

         (11)     Not required.

         (12)     Not required.

         (13)     Not applicable.

         (14)     Not applicable.

         (15)     Not applicable.

         (16)     Not applicable.

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

         None

ITEM 26. NUMBER OF HOLDERS OF SECURITIES AS OF OCTOBER 1, 1997.


         Title of Class of Shares                                       Number
         Of Beneficial Interest                                       Of Holders
         ----------------------                                       ----------
         International Equity Fund                                         2
         Schroder EM Core Portfolio                                        0
         Schroder Emerging Markets Fund Institutional Portfolio            2
         Schroder Global Growth Portfolio                                  0
         Schroder International Smaller Companies Portfolio                2
         Schroder U.S. Smaller Companies Portfolio                         2

ITEM 27.  INDEMNIFICATION.

         Registrant does not currently hold any directors' and officers' or errors and omissions insurance policies. Registrant's trustees and officers are covered under Registrant's fidelity bond purchased pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").

         The general effect of Article 5 of Registrant's Trust Instrument is to indemnify existing or former trustees and officers of Registrant to the fullest extent permitted by law against liability and expenses. There is no indemnification if, among other things, any such person is adjudicated liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. This description is modified in its entirety by the provisions of
Article 5 of Registrant's Trust Instrument contained in this Registration Statement as Exhibit 1 and incorporated herein by reference.

         Provisions of Registrant's investment advisory agreements provide that the respective investment adviser shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing shall be deemed to protect, or purport to protect, the investment adviser against any liability to Registrant or to Registrant's interestholders to which the investment adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the investment adviser's duties, or by reason of the investment adviser's reckless disregard of its obligations and duties hereunder. This description is modified in its entirety by the provisions of Registrant's Investment Advisory Agreement contained in this Registration Statement as Exhibit 5 and incorporated herein by reference. Likewise, Registrant has agreed to indemnify (1) Forum Financial Services, Inc. in the Administration and Sub-Administration Agreements, (2) Forum Financial Corp. in the Transfer Agency and Fund Accounting Agreement, and
(3) Forum Financial Services, Inc. in the Placement Agent Agreement for certain liabilities and expenses arising out of their acts or omissions under the respective agreements.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

         The following are the directors and principal officers of SCMI, including their business connections of a substantial nature. The address of each company listed, unless otherwise noted, is 33 Gutter Lane, London EC2V 8AS, United Kingdom. Schroder Capital Management International Limited ("Schroder Ltd.") is a United Kingdom affiliate of SCMI which provides investment management services international clients located principally in the United States.

          David M. Salisbury. Chief Executive Officer, Director and Chairman of Schroder Capital; Joint Chief Executive and Director of Schroder.

          Richard R. Foulkes. Senior Vice President and Managing Director of Schroder Capital.

          John A. Troiano. Managing Director and Senior Vice President. Mr. Troiano is also a Director of Schroder Ltd.

          David Gibson. Senior Vice President and Director of Schroder Capital. Director of Schroder Wertheim Investment Services Inc.

          John S. Ager. Senior Vice President and Director of Schroder Capital.

          Sharon L. Haugh. Senior Vice President and Director of Schroder Capital, Director and Chairman of Schroder Advisors Inc.

          Gavin D.L. Ralston. Senior Vice President and Director of Schroder Capital.

          Mark J. Smith. Senior Vice President and Director of Schroder Capital.

          Robert G. Davy. Senior Vice President. Mr. Davy is also a Director of Schroder Ltd. and an officer of open end investment companies for which SCMI and/or its affiliates provide investment services.

          Jane P. Lucas. Senior Vice President and Director of Schroder Capital; Director of Schroder Advisors Inc.; Director of Schroder Wertheim Investment Services, Inc.

          C. John Govett. Director of Schroder Capital; Group Managing Director of Schroder Investment Management Ltd. And Director of Schroders plc.

          Phillip J. Gould. Senior Vice President and Director of Schroder Capital.

          Louise Croset. First Vice President and Director of Schroder Capital.

          Abdallah Nauphal, Group Vice President and Director.

ITEM 29.  PRINCIPAL UNDERWRITERS.

         (a) Forum Financial Services, Inc. is the Registrant's placement agent. Registrant has no underwriters.

         (b)      Inapplicable.

         (c)      Inapplicable.

ITEM 30.  LOCATION OF BOOKS AND RECORDS.

         The majority of the accounts, books and other documents required to be maintained by Section 31(a) of the Act and the Rules thereunder are maintained at the offices of Forum Administrative Services, LLC and its affiliates, Two Portland Square, Portland, Maine 04104. The records required to be maintained under Rule 31a-1(b)(1) with respect to journals of receipts and deliveries of securities and receipts and disbursements of cash are maintained at the offices of Registrant's custodian, which is named under "Custodian" in Part B to this Registration Statement. The records required to be maintained under Rule
31a-1(b)(5), (6) and (9) are maintained at the offices of Registrant's investment adviser, which is named in Item 28 hereof.

ITEM 31.  MANAGEMENT SERVICES.

         Not applicable.

ITEM 32.  UNDERTAKINGS.

         Registrant undertakes to contain in its Trust Instrument provisions for assisting shareholder communications and for the removal of trustees substantially similar to those provided for in Section 16(c) of the Act, except to the extent such provisions are mandatory or prohibited under applicable Delaware law.

                                   SIGNATURES



Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York and the State of New York on the 31st day of October, 1997.



                                                          SCHRODER CAPITAL FUNDS


                                                          By:/s/ Mark J. Smith
                                                             -------------------
                                                                  Mark J. Smith
                                                                  President